Exhibit 10.01

CONFORMED COPY

Dated 15 April 2008

SHIRE PLC

and

SHIRE LIMITED

and

BARCLAYS BANK PLC
as Facility Agent

ACCESSION AND AMENDMENT DEED

relating to a Facility Agreement dated 20 February 2007
(as amended by a syndication and amendment agreement dated 19 July 2007)

Slaughter and May
One Bunhill Row
London EC1Y 8YY
(REL/RMYJ)
CF080670024

THIS DEED is dated 15 April 2008 and made between:

(1)	SHIRE PLC, a company incorporated in England and Wales under the Companies Act 1985 with registered number 05492592 (the “Company” and the “Original Guarantor”);

(2)	SHIRE LIMITED, a company incorporated in Jersey under the Companies (Jersey) Law 1991 with registered number 99854 (“New Shire”);

(3)	SHIRE HOLDINGS UK LIMITED, a company incorporated in England and Wales under the Companies Act 1985 with registered number 04666500 (“SHUK”);

(4)	THE SUBSIDIARIES of the Company listed in Schedule 1 (The Borrowers) (together with the Company, the “Borrowers”); and

(5)	BARCLAYS BANK PLC as facility agent of the other Finance Parties (in this capacity, the “Facility Agent”).

RECITALS:

(A)
The Borrowers, the Original Guarantor, the Facility Agent and the other Finance Parties named therein are party to the Facility Agreement, pursuant to which the Revolving Lenders named therein make a US$1,200,000,000 Revolving Facility available to the Borrowers (all other Facilities available under the Facility Agreement having been previously repaid and cancelled).

(B)
New Shire is currently a wholly owned Subsidiary of the Company, but will, pursuant to the 2008 Newco Scheme, be interposed between the Company and its then shareholders so as to become the new ultimate holding company of the Group.  SHUK is an indirect wholly owned subsidiary of the Company.

(C)
This Deed provides that, at the Effective Time, New Shire will accede to the Facility Agreement as an Additional Borrower and an Additional Guarantor, SHUK will accede to the Facility Agreement as an Additional Borrower, the Original Guarantor will resign from the Facility Agreement as a Guarantor and the Facility Agreement will be amended in accordance with the terms hereof.

(D)	The Facility Agent, the other Finance Parties and the Obligors have agreed to amend the Facility Agreement and to consent to certain other arrangements as more particularly described in this Deed.

THIS DEED WITNESSES AND IT IS DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

“2008 Newco Scheme” means the scheme of arrangement under sections 895 to 899 of the Companies Act 2006 between the Company and its shareholders which will effect the interposition of New Shire between the Company and its shareholders, including any modification, addition or condition approved by the High Court, details of which will be set out in the Scheme Circular;

“Amended Agreement” means the Facility Agreement, as amended and restated by this Deed;

“Effective” means, in the context of the 2008 Newco Scheme, the 2008 Newco Scheme having become effective in accordance with its terms;

“Effective Time” means, subject to Clause 2 (Conditions Precedent), immediately prior to the time at which the 2008 Newco Scheme becomes Effective;

“Facility Agreement” means the Multicurrency Term and Revolving Facilities Agreement dated 20 February 2007 (as amended and restated pursuant to a syndication and amendment agreement dated 19 July 2007, and as amended from time to time) between the Borrowers, the Original Guarantor, the Facility Agent and the other Finance Parties named therein; and

“Scheme Circular” means a circular dispatched by the Company to its shareholders setting out the full terms and conditions of the 2008 Newco Scheme and convening an extraordinary general meeting of its shareholders and a court meeting to approve the 2008 Newco Scheme substantially in the form of the draft provided by the Company to the Facility Agent prior to the date of this Deed with such amendments or modifications thereto as may be required by the High Court or which otherwise could not reasonably be expected to be materially prejudicial to the interests of the Lenders.

1.2	Incorporation of defined terms and construction

(a)	Unless a contrary indication appears, a term defined in the Facility Agreement has the same meaning in this Deed.

(b)	The principles of construction set out in the Facility Agreement shall have effect as if set out in this Deed.

1.3	Clauses

In this Deed any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause of or a Schedule to this Deed.

1.4	Third party rights

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

1.5	Designation

In accordance with the Facility Agreement, each of the Company and the Facility Agent designates this Deed as a Finance Document.

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2.	CONDITIONS PRECEDENT

The provisions of Clauses 4 (Accession and Resignation) and 5 (Amendment and Restatement) shall be effective only if, prior to the Effective Time, the Facility Agent has received all the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.  The Facility Agent shall notify the Company, New Shire and the Lenders promptly upon being so satisfied.

3.	REPRESENTATIONS

Without prejudice to Clause 25.17 (Repetition) of the Facility Agreement:

(a)
at the Effective Time, both New Shire and SHUK shall make (by reference to the facts and circumstances then existing) the Repeating Representations and, further, shall represent and warrant to the Finance Parties that no Default is continuing which has not been remedied or otherwise waived by the Finance Parties and that no Default or Event of Default will occur as a result of the parties entering into this Deed; and

(b)
on the date of this Deed and at the Effective Time, each Obligor shall be deemed to make (by reference to the facts and circumstances then existing) the Repeating Representations and, further, shall represent and warrant to the Finance Parties that no Default is continuing which has not been remedied or otherwise waived by the Finance Parties and that no Default or Event of Default will occur as a result of the parties entering into this Deed.

4.	ACCESSION AND RESIGNATION

4.1	Accession of New Shire

At the Effective Time, New Shire shall (without any further procedural or documentary requirement) accede to the Facility Agreement as an Additional Borrower and an Additional Guarantor.  New Shire hereby agrees to become an Additional Borrower and an Additional Guarantor and covenants that, on and from the Effective Time, it will comply with, perform, observe and be bound by all the provisions of the Finance Documents (including, without limitation, the guarantee and indemnity obligations set out in Clause 24 (Guarantee and Indemnity) of the Facility Agreement) which are expressed to be binding on it.

4.2	Accession of SHUK

At the Effective Time, SHUK shall (without any further procedural or documentary requirement) accede to the Facility Agreement as an Additional Borrower.  SHUK hereby agrees to become an Additional Borrower and covenants that, on and from the Effective Time, it will comply with, perform, observe and be bound by all the provisions of the Finance Documents which are expressed to be binding on it.

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4.3	Resignation of Original Guarantor

At the Effective Time, the Original Guarantor shall (without any further procedural or documentary requirement) resign from the Facility Agreement as Original Guarantor, and shall cease to be a party to the Facility Agreement in such capacity.  For the avoidance of doubt, such resignation shall not affect any of the Original Guarantor’s rights or obligations to the extent that they arise prior to the Effective Time.

5.	AMENDMENT AND RESTATEMENT

5.1	Amendment and restatement

With effect from the Effective Time, and without prejudice to any Party’s rights or obligations to the extent that they arise prior to the Effective Time, the Facility Agreement shall be amended and restated as set out in Schedule 3 (Amended and Restated Facility Agreement).

5.2	Continuing obligations

The provisions of the Facility Agreement and the other Finance Documents shall, save as amended by this Deed, continue in full force and effect.

6.	EFFECTIVE TIME, 2008 NEWCO SCHEME AND RELATED MATTERS

6.1	Effective Time and related matters

New Shire shall promptly inform the Facility Agent of the occurrence of the Effective Time and, in addition, shall:

(a)
immediately after the 2008 Newco Scheme becomes Effective, provide the Facility Agent with a certificate signed by an authorised signatory of New Shire confirming that, as a result of the 2008 Newco Scheme becoming Effective, New Shire has become the holding company of the Group;

(b)
immediately after the 2008 Newco Scheme becomes Effective, provide the Facility Agent with a copy of the order of the High Court of England and Wales sanctioning the 2008 Newco Scheme and confirming the capital reduction of the Company occurring as a result of the cancellation of the Company’s existing ordinary shares, together with written evidence that such order has been delivered to the Registrar of Companies in England and Wales in accordance with section 138 of the Companies Act 1985 and section 899(4) of the Companies Act 2006; and

(c)
immediately after the reduction of the share capital of New Shire (as outlined in the Scheme Circular) becomes effective, provide the Facility Agent with a copy of the order of the Royal Court of Jersey sanctioning the capital reduction of New Shire, together with written evidence that such order has been delivered to  the Registrar of Companies in Jersey in accordance with article 64 of the Companies (Jersey) Law 1991.

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6.2	Information

The Company shall:

(a)	promptly provide the Facility Agent with such information as the Facility Agent may reasonably request regarding the 2008 Newco Scheme and the Scheme Circular; and

(b)
promptly deliver to the Facility Agent copies of draft and final versions of the Scheme Circular and any other documents with respect to the 2008 Newco Scheme which might reasonably be expected to be material to the interests of the Finance Parties in each case except to the extent it is prohibited by law or regulation from doing so.

6.3	2008 Newco Scheme and related matters

Subject to the terms of this Deed and the Facility Agreement, the Facility Agent hereby agrees, on behalf of itself and the other Finance Parties, to provide (at the cost and expense of the Obligors) such reasonable co-operation as the Company and New Shire may reasonably request in relation to the implementation of the 2008 Newco Scheme and related matters, including, without limitation, consenting to any capital reduction to be undertaken by New Shire.

7.	FEES, COSTS AND EXPENSES

7.1	Transaction expenses

The Company shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees, subject to any cap agreed separately between the Company and the Facility Agent) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Deed and any other documents referred to in this Deed.

7.2	Enforcement costs

The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, this Deed.

8.	CONSENTS AND WAIVERS

8.1	Consent and waiver

The Facility Agent hereby confirms that:

(a)	in executing this Deed, it is acting on behalf of each Finance Party which is party to the Facility Agreement; and

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(b)	in accordance with Clause 41 (Amendments and Waivers) of the Facility Agreement (and, in particular, Clause 41.2 (Exceptions) thereof), each Lender has:

(i)	consented, pursuant to sub-clause 41.1.2 of Clause 41.1 (Required consents) of the Facility Agreement, to the execution by the Facility Agent of this Deed on its behalf;

(ii)
consented to the accession of New Shire to the Facility Agreement as  an Additional Borrower and an Additional Guarantor, the accession of SHUK to the Facility Agreement as an Additional Borrower and the resignation of the Original Guarantor from the Facility Agreement as Original Guarantor in each case on the terms set out in this Deed; and

(iii)
waived the requirements of paragraphs (b) and (d) of Clause 31.2.1 (Additional Borrowers), paragraphs (a) and (b) of Clause 31.4.1 (Additional Guarantors) and Clause 31.6.1 (Resignation of a Guarantor) of the Facility Agreement for the purposes of this Deed (except to the extent such requirements are replicated in this Deed).

8.2	Further assurance

Each Obligor shall, at the request of the Facility Agent and at its own expense, do all such acts and things necessary or desirable to give effect to this Deed.

9.	MISCELLANEOUS

9.1	Incorporation of terms

The provisions of Clause 37 (Notices), Clause 39 (Partial Invalidity), Clause 40 (Remedies and Waivers) and Clause 44 (Enforcement) of the Facility Agreement shall be incorporated, mutatis mutandis, into this Deed as if set out in full in this Deed and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Deed.

9.2	Notice details

For the purposes of this Deed, the Facility Agreement and the other Finance Documents:

(A)	New Shire’s notice details are as follows:

Shire Limited
5 Riverwalk
City West Business Campus
Dublin 24
Republic of Ireland

Contact:	Group Treasurer (copy to Legal Department)

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Facsimile:	+353 1 429 7701

(B)	SHUK’s notice details are as follows:

Shire Holdings UK Limited
Hampshire International Business Park
Chineham
Basingstoke
Hampshire RG24 8ED
United Kingdom

Contact:	Group Treasurer (copy to Legal Department)

Facsimile:	+44 (0)1256 894713

9.3	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

10.	GOVERNING LAW

This Deed is governed by English law.

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SCHEDULE 1
THE BORROWERS

Name of Borrower	Registration number (or equivalent, if any)	Country/state of incorporation

Shire Pharmaceuticals Group Limited	02883758	England and Wales

Shire Global Finance Limited	05418960	England and Wales

Shire Holdings Europe Limited	03158354	England and Wales

Shire Pharmaceuticals Ireland Limited		The Republic of Ireland

Shire Holdings US AG		The State of Delaware

Shire LLC		The Commonwealth of Kentucky

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SCHEDULE 2
CONDITIONS PRECEDENT

1.	Obligors, New Shire and SHUK

(i)	A certificate of an authorised signatory of each Obligor, New Shire and SHUK:

(a)	certifying that borrowing or guaranteeing, as appropriate, the Total Revolving Facility Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded;

(b)	either:

(x)
certifying that the copies of its constitutional documents and its latest financial statements which have been previously provided to the Facility Agent in connection with the Facility Agreement are correct, complete and in full force and effect; or

(y)	attaching copies of its constitutional documents and its latest audited financial statements (if available) and certifying that such documents are correct, complete and in full force and effect; and

(c)
certifying that each copy document relating to it which is listed in this Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Deed.

(ii)	A copy of a resolution of the board of directors (or a duly appointed committee of the board of directors) of each Obligor, New Shire and SHUK:

(a)	approving the terms of, and the transactions contemplated by, this Deed and the Finance Documents and resolving that it execute this Deed;

(b)	authorising a specified person or persons to execute this Deed on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents, together with a copy of any power of attorney granted in favour of any person pursuant to such resolutions.

(iii)
A specimen of the signature of each person authorised by the resolutions referred to in paragraph (ii) above (to the extent not previously provided to the Facility Agent in connection with the Facility Agreement).

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(iv)	In the case of New Shire only, a copy of any consents issued in respect of it by the Jersey Financial Services Commission pursuant to the Control of Borrowing (Jersey) Order 1958.

(v)
In the case of each US Obligor, a copy of a good standing certificate (including verification of tax status) issued as of a recent date by the Secretary of State or other appropriate official of such US Obligor’s jurisdiction of incorporation or organisation.

2.	Legal opinions

(i)	A legal opinion of Clifford Chance LLP, legal advisers to the Arrangers and the Agents in England.

(ii)	A legal opinion of Ogier, legal advisers to the Arrangers and the Agents in Jersey.

(iii)
If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arrangers and the Agents or New Shire and the Company, as the case may be, in the relevant jurisdiction.

3.	Other documents and evidence

(i)	A copy of this Deed, duly executed by each of the parties hereto.

(ii)	A copy of the Scheme Circular.

(iii)
Any information which the Facility Agent or a Finance Party (acting reasonably) requests within a reasonable period before the Effective Time to ensure compliance with applicable “know your customer” requirements.

(iv)
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent requests within a reasonable period before the Effective Time and which the Facility Agent (acting reasonably) considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by this Deed or for the validity and enforceability of any Finance Document.

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SCHEDULE 3
AMENDED AND RESTATED FACILITY AGREEMENT

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ACCESSION AND AMENDMENT DEED EXECUTION PAGES

This Deed is executed and delivered on the date stated at the beginning.

EXECUTED as a DEED by	)
SHIRE PLC	) TATJANA MAY
acting by its duly authorised attorney	) Attorney
in the presence of:
Witness’s signature:	[Signature appears here]

Name (print):	DANIEL HARTLEY

Occupation:	Solicitor

Address:	Shire Hampshire International Business Park, RG24 8EP

EXECUTED as a DEED by	)
SHIRE LIMITED	) TATJANA MAY
acting by its duly authorised attorney	) Attorney
in the presence of:
Witness’s signature:	[Signature appears here]

Name (print):	DANIEL HARTLEY

Occupation:	Solicitor

Address:	Shire International Business Park, RG24 8EP

EXECUTED as a DEED by	)
SHIRE HOLDINGS UK LIMITED	) TATJANA MAY
acting by its duly authorised attorney	) Attorney
in the presence of:
Witness’s signature:	[Signature appears here]

Name (print):	DANIEL HARTLEY

Occupation:	Solicitor

Address:	Shire Hampshire International Business Park, RG24 8EP

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EXECUTED as a DEED by	)
SHIRE PHARMACEUTICALS GROUP LIMITED	) TATJANA MAY
acting by its duly authorised attorney	) Attorney
in the presence of:
Witness’s signature:	[Signature appears here]

Name (print):	DANIEL HARTLEY

Occupation:	Solicitor

Address:	Shire Hampshire International Business Park, RG24 8EP

EXECUTED as a DEED by	)
SHIRE GLOBAL FINANCE LIMITED	) TATJANA MAY
acting by its duly authorised attorney	) Attorney
in the presence of:
Witness’s signature:	[Signature appears here]

Name (print):	DANIEL HARTLEY

Occupation:	Solicitor

Address:	Shire Hampshire International Business Park, RG24 8EP

EXECUTED as a DEED by	)
SHIRE HOLDINGS EUROPE LIMITED	) TATJANA MAY
acting by its duly authorised attorney	) Attorney
in the presence of:
Witness’s signature:	[Signature appears here]

Name (print):	DANIEL HARTLEY

Occupation:	Solicitor

Address:	Shire Hampshire International Business Park, RG24 8EP

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SIGNED, SEALED AND DELIVERED as a DEED by	)
TATJANA MAY	) TATJANA MAY [Seal appears here]
on behalf of and as attorney for	) Attorney
SHIRE PHARMACEUTICALS IRELAND LIMITED	)
in the presence of:
Witness’s signature:	[Signature appears here]

Name (print):	DANIEL HARTLEY

Occupation:	Solicitor

Address:	Shire Hampshire International Business Park, RG24 8EP

EXECUTED as a DEED by	)
SHIRE HOLDINGS US AG	) TATJANA MAY
acting by its duly authorised signatory in	) Authorised Signatory
accordance with the laws of the territory in which	)
Shire Holdings US AG is incorporated	)
in the presence of:
Witness’s signature:	[Signature appears here]

Name (print):	DANIEL HARTLEY

Occupation:	Solicitor

Address:	Shire Hampshire International Business Park, RG24 8EP

EXECUTED as a DEED by	)
SHIRE LLC	) TATJANA MAY
acting by its duly authorised signatory in	) Authorised Signatory
accordance with the laws of the territory in which	)
Shire LLC is incorporated	)
in the presence of:
Witness’s signature:	[Signature appears here]

Name (print):	DANIEL HARTLEY

Occupation:	Solicitor

Address:	Shire Hampshire International Business Park, RG24 8EP

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EXECUTED as a DEED by	)
BARCLAYS BANK PLC as Facility Agent	) ASHLEY JAY
on behalf of itself and the other Finance Parties	) Associate Director
acting by an attorney	)
in the presence of:
Witness’s signature:	[Signature appears here]

Name (print):	SIMON DEAVES

Occupation:	Banker

Address:	c/o Barclays Capital, 5 The North Colonnade, Canary Wharf, London E14 4BB

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Schedule 3

US$1,200,000,000

FACILITIES AGREEMENT

dated 20 February 2007
(as amended and restated on 19 July 2007 and as further amended and restated on 23 May 2008)

for

SHIRE LIMITED

arranged by

ABN AMRO BANK N.V.
BARCLAYS CAPITAL
CITIGROUP GLOBAL MARKETS LIMITED
THE ROYAL BANK OF SCOTLAND PLC

with

BARCLAYS BANK PLC
acting as Facility Agent
acting as Euro Swingline Agent
acting as Dollar Swingline Agent

MULTICURRENCY TERM AND REVOLVING FACILITIES
AGREEMENT

Slaughter and May
One Bunhill Row
London EC1Y 8YY
(REL/RMYJ)
CF080670110

CONTENTS

1.	Definitions and interpretation	2

2.	The Facilities	22

3.	Purpose	22

4.	Conditions of Utilisation	23

5.	Utilisation – procedure	26

6.	Utilisation – Swingline Loans	27

7.	Swingline Loans	32

8.	Selection of currencies	35

9.	Amount of optional currencies	36

10.	Repayment	37

11.	Illegality, voluntary prepayment and cancellation	38

12.	Mandatory prepayment	39

13.	Restrictions	41

14.	Extension of Facility B	41

15.	Interest	43

16.	Interest Periods	44

17.	Changes to the calculation of interest	45

18.	Fees	46

19.	Tax gross-up and indemnities	47

20.	Increased costs	53

21.	Other indemnities	54

22.	Mitigation by the Lenders	55

23.	Costs and expenses	56

24.	Guarantee and indemnity	57

25.	Representations	61

26.	Information undertakings	65

27.	Financial covenants	68

28.	General undertakings	74

29.	Events of Default	80

30.	Changes to the Lenders	85

31.	Changes to the Obligors	89

32.	Role of the Agents and the Arrangers	91

33.	Conduct of business by the Finance Parties	96

34.	Sharing among the Finance Parties	97

35.	Payment mechanics	99

36.	Set-off	101

37.	Notices	101

38.	Calculations and certificates	103

39.	Partial invalidity	104

40.	Remedies and waivers	104

41.	Amendments and waivers	104

42.	Counterparts	106

43.	Governing law	107

44.	Enforcement	107

SCHEDULE 12	Form of Confidentiality Undertaking	132

SCHEDULE 13	Timetables	138

THIS AGREEMENT is dated 20 February 2007 (as amended and restated on 19 July 2007 and as further amended and restated on 23 May 20081) and made between:

(1)	SHIRE LIMITED, a company incorporated in Jersey under the Companies (Jersey) Law 1991 with registered number 99854 (“New Shire”);

(2)	SHIRE PLC, a company incorporated in England and Wales under the Companies Act 1985 with registered number 05492592 (the “Company” and the “Original Borrower”);

(3)	THE SUBSIDIARIES of the Parent Company listed in Part I of Schedule 1 (The Parties) as borrowers;

(4)	ABN AMRO BANK N.V., BARCLAYS CAPITAL, CITIGROUP GLOBAL MARKETS LIMITED AND THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers (whether acting individually or together, the “Arrangers”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Parties) as term lenders (the “Original Term Lenders”).

(6)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (The Parties) as revolving lenders (the “Original Revolving Lenders”).

(7)	THE FINANCIAL INSTITUTIONS listed in Part IV of Schedule 1 (The Parties) as dollar swingline lenders (the “Original Dollar Swingline Lenders”);

(8)	THE FINANCIAL INSTITUTIONS listed in Part V of Schedule 1 (The Parties) as euro swingline lenders (the “Original Euro Swingline Lenders”);

(9)	BARCLAYS BANK PLC as facility agent of the other Finance Parties (in this capacity, the “Facility Agent”);

(10)	BARCLAYS BANK PLC as euro swingline agent of the other Finance Parties (in this capacity, the “Euro Swingline Agent”); and

(11)	BARCLAYS BANK PLC as dollar swingline agent of the other Finance Parties (in this capacity, the “Dollar Swingline Agent”).

IT IS AGREED as follows:

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In the event that the Effective Time does not occur on 23 May 2008, then all references in this Agreement to this Agreement being further amended and restated on 23 May 2008 shall be deemed to be references to the date on which the 2008 Newco Scheme becomes Effective and, accordingly, the Effective Time occurs.

SECTION 1
INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“2005 Agreement” means the multicurrency revolving facilities agreement dated 15 June 2005 made between, among others, Shire Pharmaceuticals Group Limited (formerly known as Shire Pharmaceuticals Group plc), ABN Amro Bank N.V., Barclays Capital, Citigroup Global Markets Limited, HSBC Bank plc and The Royal Bank of Scotland plc.

“2008 Newco Scheme” means the scheme of arrangement under sections 895 to 899 of the Companies Act 2006 between the Company and its shareholders which will effect the interposition of New Shire between the Company and its shareholders, including any modification, addition or condition approved by the High Court, details of which will be set out in the Scheme Circular.

“Acceptance Date” shall have the meaning set out in the Acquisition Agreement.

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Acquisition” means the transaction pursuant to which a member of the Group becomes the owner of record of all of the issued share capital of New River by a two step merger (involving a tender offer followed by a merger).

“Acquisition Agreement” means the agreement of merger dated on or around the date of this Agreement between the Company, Shuttle Corporation and New River.

“Acquisition Documents” means the Acquisition Agreement and the Offer Documents (as such term is defined in the Acquisition Agreement).

“Acquisition Proceeds” means the proceeds of a claim (a “Recovery Claim”) made by any member of the Group in relation to an Acquisition Document except for Excluded Acquisition Proceeds and after deducting:

(a)	any reasonable expenses or costs which are incurred by any member of the Group to persons who are not members of the Group; and

(b)
any Tax incurred and required to be paid by a member of the Group in connection with such claim (as reasonably determined by the relevant member of the Group on the basis of existing rates taking into account any available credit, deduction or allowance), in each case to be reimbursed out of such Recovery Claim.

“Acquisition Purpose” means any of the purposes set out in sub-clause 3.1.1 and sub-clauses 3.1.2(a) and (d) of Clause 3.1 (Purpose).

“Additional Borrower” means each company listed as an “Additional Borrower” in Part I of Schedule 1 (The Parties) and each company which becomes an Additional Borrower in accordance with Clause 31 (Changes to the Obligors).

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

“Additional Guarantor” means each company listed as an “Additional Guarantor” in Part I of Schedule 1 (The Parties) and each company which becomes an Additional Guarantor in accordance with Clause 31 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agents” means the Dollar Swingline Agent, the Euro Swingline Agent and the Facility Agent, and “Agent” means, as the context may require, any of them.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)
in relation to Facility A, the period from and including the date of this Agreement to and including the date which is the earlier of (i) 9 Months after the date of this Agreement and (ii) 4 Months after the Walk-Away Date;

(b)
in relation to Facility B, the period from and including the date of this Agreement to and including the date which is the earlier of (i) 9 Months after the date of this Agreement and (ii) 4 Months after the Walk-Away Date; and

(c)	in relation to the Revolving Facility, the period from and including the date of this Agreement to the date which is one week prior to the Revolving Facility Maturity Date.

“Available Commitment” means a Lender’s Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

other than, in either case, a Revolving Lender’s participation in any Revolving Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Currency” means US Dollars.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower (or the Parent Company on behalf of a Borrower) for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Facility Agent’s Spot Rate of Exchange on the date which is, subject as otherwise provided, three Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment, prepayment, consolidation or division of the Loan.

“Basel II Implementation Date” means the date on which Basel II (as defined in sub-clause 20.3.1(f) of Clause 20.3 (Exceptions)) is deemed to apply to the Finance Parties being 1 January 2007.

“Borrower” means the Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 31 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(a)
the interest excluding the Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the total sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day.

“Certain Funds Period” means the period commencing on the date of this Agreement and ending on the date which is the earlier of (i) five Business Days after the Acceptance Date and (ii) the Walk-Away Date.

“Certain Funds Utilisation” means a Term Loan or Revolving Loan made or to be made under a Facility during the Certain Funds Period where such Loan is to be made solely for an Acquisition Purpose.

“Code” means, at any date, the US Internal Revenue Code of 1986 and the regulations promulgated thereunder as in effect at such date.

“Commitment” means a Facility A Commitment, a Facility B Commitment, a Revolving Facility Commitment or a Swingline Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form as set out in Schedule 12 (Form of Confidentiality Undertaking) or in any other form agreed between the Parent Company and the Facility Agent.

“Debt Proceeds” means the cash proceeds receivable by any member of the Group upon the incurrence by any member of the Group of any Financial Indebtedness falling within the terms of paragraphs (e) and (i) of sub-clause 28.8.2, after, in each case, deducting expenses incurred by any member of the Group with respect to that incurrence.

“Default” means an Event of Default or any event or circumstance specified in Clause 29 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing with an event or circumstance specified in Clause 29 (Events of Default)) be an Event of Default.

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the cash consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any disposal under sub-clause 28.4.2(k) of Clause 28.4 (Disposals) made by any member of the Group except for Excluded Disposal Proceeds and after deducting

(a)	expenses and provisions for liability incurred by any member of the Group with respect to that disposal; and

(b)
any Tax incurred and required to be paid by any member of the Group in connection with that disposal (as reasonably determined by that member of the Group, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Dollar Swingline Facility” means the dollar swingline facility as described in sub-clause 7.1.1 of Clause 7.1 (Swingline).

“Dollar Swingline Lender” means:

(a)	a Syndication Date Dollar Swingline Lender; and

(b)	any other person that becomes a Dollar Swingline Lender after the Syndication Date in accordance with Clause 30 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Dollar Swingline Loan” means a loan to be made under the Dollar Swingline Facility or the principal amount outstanding for the time being of that loan.

“Effective” means, in the context of the 2008 Newco Scheme, the 2008 Newco Scheme having become effective in accordance with its terms.

“Effective Time“ means immediately prior to the time at which the 2008 Newco Scheme becomes Effective.

“Employee Plan” means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a US Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“ERISA” means, at any date, the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued under it, all as the same may be in effect at such date.

“ERISA Affiliate” means any person that for the purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with an Obligor, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means:

(a)
any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

(b)
the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041(c) of ERISA;

(c)	the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(d)
the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under Section 412 of the Code or Section 302 of ERISA securing an amount in excess of US$50,000,000 or the filing of any request for a minimum funding waiver under Section 412 of the Code with respect to any Employee Plan or Multiemployer Plan;

(e)	an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

(f)	the complete or partial withdrawal of any US Obligor or any ERISA Affiliate from a Multiemployer Plan; and

(g)	an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

“Euro Swingline Facility” means the euro swingline facility as described in sub-clause 7.1.2 of Clause 7.1 (Swingline).

“Euro Swingline Lender” means:

(a)	a Syndication Date Euro Swingline Lender; and

(b)	any other person that becomes a Euro Swingline Lender after the Syndication Date in accordance with Clause 30 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Euro Swingline Loan” means a loan to be made under the Euro Swingline Facility or the principal amount outstanding for the time being of that loan.

“Event of Default” means any event or circumstance specified as such in Clause 29 (Events of Default).

“Excluded Acquisition Proceeds” means any proceeds of a Recovery Claim which the Parent Company notifies the Facility Agent are, or are to be, applied:

(a)
in payment of amounts payable pursuant to the Acquisition Agreement by way of adjustment to the purchase price in respect of the Acquisition (except to the extent relating to a working capital adjustment);

(b)	to satisfy (or reimburse a member of the Group which has discharged) any liability, charge or claim upon a member of the Group by a person which is not a member of the Group; or

(c)	in the replacement, reinstatement and/or repair of assets of members of the Group which have been lost, destroyed or damaged,

in each case as a result of the events or circumstances giving rise to that Recovery Claim, if those proceeds are so applied as soon as possible (but in any event within 365 days, or such longer period as the Majority Lenders may agree) after receipt.

“Excluded Disposal Proceeds” means:

(a)
any Disposal Proceeds which are within 365 days of the date of the relevant Disposal applied in or towards the purchase of assets used in the business of the Group (including, without limitation, all milestone payments and similar payments under any new or existing agreement relating to the in-licensing, co-development or other acquisition of intellectual property or other assets or products); and

(b)	any other Disposal Proceeds to the extent that, when aggregated with all other Disposal Proceeds receivable by the Group in the same financial year, they do not exceed US$100,000,000.

“Existing Financial Indebtedness” means the existing Financial Indebtedness listed in Schedule 11 (Existing Financial Indebtedness).

“Existing Loans” means the existing loans listed in Schedule 10 (Existing Loans).

“Existing Security” means the existing Security listed in Schedule 9 (Existing Security).

“Facility” means a Term Facility, the Revolving Facility or the Swingline Facility.

“Facility A” means the term loan facility made available under this Agreement as described in Clause 2.1 (Grant of Facility A).

“Facility A Commitment” means:

(a)
in relation to an Original Term Lender, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Part II of Schedule 1 (The Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Term Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Lender” means a Term Lender under Facility A.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Maturity Date” means the date which is the fifth anniversary of the date of this Agreement.

“Facility A Repayment Date” means each of the dates specified in sub-clause 10.1.1 of Clause 10.1 (Repayment of Term Loans).

“Facility Agent’s Spot Rate of Exchange” means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Facility B” means the term loan facility made available under this Agreement as described in Clause 2.2 (Grant of Facility B).

“Facility B Commitment” means:

(a)	in relation to an Original Term Lender, the amount in the Base Currency set opposite its name under the heading “Facility B Commitment” in Part II of Schedule 1 (The

Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Term Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility B Maturity Date” means the date which is 364 days after the date of this Agreement subject to an extension pursuant to Clause 14 (Extension of Facility B).

“Facility Office” means:

(a)
in relation to a Revolving Lender, the office identified as such opposite such Lender’s name in Part III of Schedule 1 (The Parties) (or, in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) or such other office as it may from time to time select;

(b)
in relation to a Dollar Swingline Lender, the office identified as such opposite such Swingline Lender’s name in Part IV of Schedule 1 (The Parties) (or, in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) or such other office in the United States of America (in the same time zone as New York City) as it may from time to time select;

(c)
in relation to a Euro Swingline Lender, the office identified as such opposite such Swingline Lender’s name in Part V of Schedule 1 (The Parties) (or, in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) or such other office as it may from time to time select; and

(d)
in relation to a New Lender, the office identified as such opposite such New Lender’s name in Part VI of Schedule 1 (The Parties) of the Syndication and Amendment Agreement, or such other office as it may from time to time select.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or an Agent and the Company) setting out any of the fees referred to in Clause 18 (Fees).

“Finance Document” means this Agreement, the Mandate Letter, any Fee Letter, any Accession Letter, any Resignation Letter, any Utilisation Request and any other document designated as such by the Facility Agent and the Parent Company.

“Finance Party” means any Agent, Arranger or Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)
any amount raised by the issue of redeemable shares which are redeemable prior to the fifth anniversary of the date of this Agreement other than redeemable shares issued by a Subsidiary of the Parent Company where such redeemable shares are acquired by another member of the Group as consideration for, or in connection with, an issue by a member of the Group of equity securities or, to the extent not so acquired, are redeemed within 30 days after the date of their issue;

(j)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into such agreement is to raise finance; and

(k)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“Group” means the Parent Company and its Subsidiaries for the time being, including, after closing of the Acquisition, New River and its Subsidiaries.

“Guarantor” means, prior to the Effective Time, the Original Guarantor and, thereafter, New Shire and any other Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 31 (Changes to the Obligors).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Information Memorandum” means the document that is to be prepared in relation to this transaction, approved by the Company and distributed by the Arrangers in connection with the syndication of the Facilities.

“Information Memorandum Date” means the date on which the Information Memorandum is approved by the Company for distribution.

“Interest Period” means, in relation to a Loan (not being a Swingline Loan), each period determined in accordance with Clause 16 (Interest Periods), in relation to an Unpaid Sum, each period determined in accordance with Clause 15.3 (Default interest) and, in relation to a Swingline Loan, the period determined in accordance with sub-clause 6.3.1 of Clause 6.3 (Completion of a Utilisation Request for Swingline Loans).

“IRS” means the United States Internal Revenue Service or any successor.

“Lender” means a Swingline Lender and/or a Revolving Lender and/or a Term Lender, as the context requires.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by three Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

“Loan” means a Revolving Loan, a Swingline Loan or a Term Loan.

“Major Event of Default” means:

(a)
with respect to any Obligor, any circumstances constituting an Event of Default under Clause 29.1 (Non-payment), Clause 29.3 (Other Obligations) (but only with respect to failure to comply with Clauses 28.3 (Negative Pledge), 28.4 (Disposals), 28.5 (Change of Business), 28.7 (Loans and Guarantees), 28.8 (Financial Indebtedness) and, for the purpose of this definition only, any reference in each such clause to the Group or a member of the Group shall be deemed not to include New River and its subsidiaries), Clause 29.4 (Misrepresentation) (but only insofar as it relates to a Major Representation), Clause 29.10 (Unlawfulness) or Clause 29.11 (Repudiation); and

(b)	any circumstances constituting a Default under Clause 29.6 (Insolvency) or Clause 29.7 (Insolvency Proceedings).

“Major Representation” means a representation or warranty with respect to any Obligor other than New River under Clauses 25.2 (Status) to 25.6 (Validity and admissibility in evidence) inclusive except that, for the purpose of this definition, all references in such Clauses to a “Subsidiary” or the “Subsidiaries” of any Obligors in sub-clauses 25.2.2 of Clause 25.2 (Status) and 25.4.2 of Clause 25.4 (Non-conflict with other obligations) shall be deemed to refer only to Material Companies.

“Majority Lenders” means:

(a)
if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate not less than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated not less than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate not less than 66 2/3 per cent. of all the Loans then outstanding.

“Mandate Letter” means the letter dated on or about the date hereof between the Company and the Arrangers.

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost formulae).

“Margin” means:

(a)	in the case of the Revolving Facility and Facility A:

(i)
0.80 per cent. per annum prior to receipt by the Facility Agent of the Compliance Certificate delivered in respect of the year ending 31 December 2007, pursuant to Clause 26 (Information Undertakings); and

(ii)
at all other times if the ratio of Net Debt to EBITDA in respect of the most recently completed financial year or financial half year is within the range set out below, then the Margin will be the rate set out opposite such range in the table below:

Ratio of Net Debt to EBITDA	Margin (per cent. per annum)
Greater than 3.5:1	0.95
Greater than 3.0:1 but less than or equal to 3.5:1	0.80
Greater than 2.5:1 but less than or equal to 3.0:1	0.65
Greater than 2.0:1 but less than or equal to 2.5:1	0.55
Greater than 1.5:1 but less than or equal to 2.0:1	0.45
Less than or equal to 1.5:1	0.40

and any reduction or increase in the Margin in the table above shall take effect five Business Days after receipt by the Facility Agent of the Compliance Certificate pursuant to Clause 26 (Information Undertakings).  For the purpose of determining the Margin, “Net Debt” and “EBITDA” shall be determined in accordance with Clause 27.1 (Financial definitions).

If the Parent Company is in default of its obligations under Clause 26 (Information Undertakings) to provide a Compliance Certificate or relevant financial statements and the Parent Company has failed to remedy the default within 5 Business Days following notification by the Facility Agent, the Margin will be: (i) at any time covered by the election of an increased Leverage Ratio under sub-clause 27.2.1 of Clause 27.2 (Financial condition), 0.95 per cent.; and (ii) at any other time, 0.80 per cent. per annum, for so long as such default continues; and

(b)	in the case of Facility B the Margin will be the rate set out opposite the time period in the table below:

Months from the date of this Agreement	Margin (per cent. per annum)
0-6 months	0.50
7-12 months	0.75
after 12 months and thereafter	1.00

Any increase in the Margin under the terms of this paragraph (b) shall take effect from the last day of the last month in each period specified above.

“Margin Stock” means margin stock or “margin security” within the meaning of Regulations U and X.

“Material Adverse Effect” means a:

(a)
material adverse change in the business, operations, assets or financial condition of the Group taken as a whole which is likely to have a material adverse effect on the ability of the Obligors taken as a whole or the Parent Company to perform their respective payment obligations under the Finance Documents; or

(b)	material adverse effect on the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

“Material Company” means, at any time:

(a)	an Obligor; or

(b)
a Subsidiary of the Parent Company which has EBITDA (as defined in Clause 27.1 (Financial definitions) but calculated as though it applied to it) representing 10 per cent. or more of the EBITDA of the Group.

Compliance with such conditions shall be determined by reference to the most recent Compliance Certificate supplied by the Parent Company and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group.

A report by the auditors of the Parent Company that a Subsidiary is or is not a Material Company (determined in accordance with the preceding paragraph) shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Maturity Date” means, as applicable, the Facility A Maturity Date, the Facility B Maturity Date or the Revolving Facility Maturity Date.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one or, if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Multiemployer Plan” means a “multiemployer plan” (as defined in Section (3)(37) of ERISA) contributed to for any employees of a US Obligor or any ERISA Affiliate.

“New River” means New River Pharmaceuticals, Inc..

“New River Convertible Bond” means the 3.5 per cent convertible subordinated notes due 2013 issued by New River.

“NRP 104 Milestone Payment” means the milestone payment payable under the agreement between the Company, inter alios, and New River Pharmaceuticals Inc. dated 31 January 2005 triggered by various events, such as filing, receiving US marketing approval with certain characteristics, and achieving certain sales targets.

“Obligor” means a Borrower or a Guarantor.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.4 (Conditions relating to Optional Currencies).

“Original Financial Statements” means, in relation to the Parent Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2005.

“Original Guarantor” means Shire plc in its capacity as the original Guarantor under this Agreement.

“Original Obligor” means the Original Borrower or the Original Guarantor.

“Parent Company” means, prior to the Effective Time, the Company and, on and from the Effective Time, New Shire.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the US Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

“Permitted Securitisation” means any arrangements forming part of a transaction involving the securitisation or other financing of assets or cash flows (or both) relating to royalty income provided that, while the aggregate amount of the Total Revolving Facility Commitments of all the Revolving Lenders in respect of the Revolving Facility is greater than US$500,000,000 or there is any amount outstanding under or in respect of Facility A or Facility B, the Parent Company provides a certificate to the Facility Agent signed by two directors (one of which is the finance director of the Parent Company) confirming that the proceeds of that securitisation or other financing are to be applied such that there will be a permanent reduction of the Facilities of an amount equivalent to the net amount anticipated to be received by the Group from such securitisation or other financings.

“Qualifying Lender” has the meaning given to it in Clause 19 (Tax gross-up and indemnities).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and, if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means, in relation to LIBOR, the principal London offices of Citibank International plc, Barclays Bank PLC and The Royal Bank of Scotland plc or such other banks as may be appointed by the Facility Agent in consultation with the Parent Company.

“Regulations U and X” means, respectively, Regulations U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect from the date of this Agreement.

“Relevant Interbank Market” means, in relation to euro, the European Interbank Market and, in relation to any other currency, the London interbank market.

“Repayment Instalment” means the amount to be repaid on each Facility A Repayment Date.

“Repeating Representations” means each of the representations set out in Clauses 25.2 (Status) to 25.7 (Governing law and enforcement), Clause 25.10 (No default), Clause 25.13 (Pari passu ranking) and Clause 25.14 (ERISA and Multiemployer Plans) to Clause 25.16 (Investment Companies).

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Revolving Facility” means the revolving facility made available under this Agreement as described in Clause 2.3 (Grant of Revolving Facility).

“Revolving Facility Commitment” means:

(a)
in relation to a Syndication Date Revolving Lender, the amount in the Base Currency set opposite its name under the heading “Revolving Facility Commitment” in Part I of Schedule 2 (The Lenders) to the Syndication and Amendment Agreement and the amount of any other Revolving Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Revolving Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility Maturity Date” means the date which is the fifth anniversary of the date of this Agreement.

“Revolving Lender” means:

(a)	any Syndication Date Revolving Lender; and

(b)
any bank or financial institution which has become a Revolving Lender after the Syndication Date in accordance with Clause 30 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Revolving Loan” means a loan to be made under the Revolving Facility or the principal amount outstanding for the time being under that loan.

“Rollover Loan” means one or more Revolving Loans (other than Swingline Loans):

(a)	made or to be made on the same day that a maturing Revolving Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Revolving Loan;

(c)	in the same currency as the maturing Revolving Loan (unless it arose as a result of the operation of Clause 8.3 (Revocation of currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing a maturing Revolving Loan.

“Scheme Circular” means a circular dispatched by the Company to its shareholders setting out the full terms and conditions of the 2008 Newco Scheme and convening an extraordinary general meeting of its shareholders and a court meeting to approve the 2008 Newco Scheme substantially in the form of the draft provided by the Company to the Facility Agent prior to 15 April 2008 with such amendments or modifications thereto as may be required by the High Court or which otherwise could not reasonably be expected to be materially prejudicial to the interests of the Lenders.

“Screen Rate” means, in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Telerate screen.  If the agreed page is replaced or service ceases to be available, the Facility Agent may specify a reasonable alternative page or service displaying the appropriate rate after consultation with the Parent Company and the Lenders.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Specified Time” means a time determined in accordance with Schedule 13 (Timetables).

“Subsidiary” means a subsidiary within the meaning of section 736 of the Companies Act 1985 or, as the context may require, a subsidiary within the meaning of articles 2 and 2A of the Companies (Jersey) Law 1991.

“Swingline Agent” means the Dollar Swingline Agent or the Euro Swingline Agent.

“Swingline Commitment” means:

(a)
in relation to a Swingline Lender on the Syndication Date, the amount in the Base Currency set opposite its name under the heading “Swingline Commitment” in Part II or Part III of Schedule 2 (The Lenders) of the Syndication and Amendment Agreement and the amount of any other Swingline Commitment transferred to it under this Agreement; or

(b)	in relation to any other Swingline Lender, the amount in the Base Currency of any Swingline Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Swingline Facility” means the swingline facility made available under this Agreement comprising the Dollar Swingline Facility and the Euro Swingline Facility.

“Swingline Lender” means a Dollar Swingline Lender or a Euro Swingline Lender.

“Swingline Loan” means a Dollar Swingline Loan or a Euro Swingline Loan.

“Syndication and Amendment Agreement” means the syndication and amendment agreement dated 19 July 2007 between the parties to this Agreement and the New Lenders (as defined therein).

“Syndication Date” has the meaning given to it in the Syndication and Amendment Agreement.

“Syndication Date Dollar Swingline Lenders” means the financial institutions listed in Part II of Schedule 2 (The Lenders) to the Syndication and Amendment Agreement as Dollar Swingline Lenders.

“Syndication Date Euro Swingline Lenders” means the financial institutions listed in Part III of Schedule 2 (The Lenders) to the Syndication and Amendment Agreement as Euro Swingline Lenders.

“Syndication Date Revolving Lenders” means the financial institutions listed in Part I of Schedule 2 (The Lenders) to the Syndication and Amendment Agreement as Revolving Lenders.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tender and Support Agreement” means the tender and support agreement dated on or around the date of this Agreement between the Shareholders of New River referred to therein and the Company.

“Term Facility” means Facility A or Facility B.

“Term Lender” means:

(a)	any Original Term Lender; and

(b)
any bank or financial institution which has become a Term Lender in accordance with Clause 30 (Changes to the Lenders) which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement.

“Term Loan” means a Facility A Loan or a Facility B Loan.

“Total Commitments” means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments and the Total Revolving Facility Commitments, being US$1,200,000,000 at the Syndication Date.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being US$1,000,000,000 at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being US$300,000,000 at the date of this Agreement.

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being US$1,200,000,000 at the Syndication Date.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Parent Company.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Facility Agent executes the Transfer Certificate.

“Unfunded Pension Liability” means the excess of an Employee Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan’s assets, determined in accordance with the assumptions used for funding the Employee Plan pursuant to Section 412 of the Code for the applicable plan year.

“US” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“US Borrower” means a Borrower whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

“US GAAP” means generally accepted accounting principles in the United States of America.

“US Guarantor” means a Guarantor whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

“US Obligor” means a US Borrower or a US Guarantor.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I (Utilisation Request – Term Loans and Revolving Loan) or Part II (Utilisation Request – Swingline Loan) of Schedule 3 (Requests).

“VAT” means, in respect of the United Kingdom, value added tax as provided for in the Value Added Tax Act 1994, in respect of Ireland, the Value Added Tax Act 1972 and, in each case, any regulations promulgated thereunder and any other Tax of a similar nature.

“Walk-Away Date” has the meaning set out in the Acquisition Agreement.

1.2	Construction

1.2.1	Unless a contrary indication appears any reference in this Agreement to:

(a)
an “Agent”, the “Facility Agent”, the “Euro Swingline Agent”, the “Dollar Swingline Agent”,  the “Arrangers”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)	“assets” includes present and future properties, revenues and rights of every description;

(c)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(d)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)
a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(f)
a “regulation” includes any regulation, rule, official directive or guideline (whether or not having the force of law but if not having the force of law being of a type which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other similar authority or organisation;

(g)	a provision of law is a reference to that provision as amended or re-enacted;

(h)	a time of day is a reference to London time;

(i)	“Barclays Capital” means the investment banking division of Barclays Bank PLC; and

(j)	the “date of this Agreement” (and similar expressions) means 20 February 2007, the date on which this Agreement was originally signed.

1.2.2	Section, Clause and Schedule headings are for ease of reference only.

1.2.3
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.4	A Default or an Event of Default is “continuing” if it has not been remedied or waived.

1.3	Currency symbols and definitions

“$” and “dollars”, “US Dollars” and “US$” denote lawful currency of the United States of America.

“EUR” and “euro” means the single currency unit of the Participating Member States.

“£” and “sterling” denote lawful currency of the United Kingdom.

1.4	Third party rights

1.4.1
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

1.4.2	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2
THE FACILITIES

2.	THE FACILITIES

2.1	Grant of Facility A

Subject to the terms of this Agreement, the Facility A Lenders make available to the Borrowers a term loan facility in the Base Currency in an aggregate amount equal to the Total Facility A Commitments.

2.2	Grant of Facility B

Subject to the terms of this Agreement, the Facility B Lenders make available to the Borrowers a term loan facility in the Base Currency in an aggregate amount equal to the Total Facility B Commitments.

2.3	Grant of Revolving Facility

Subject to the terms of this Agreement, the Revolving Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Revolving Facility Commitments.  The Revolving Facility incorporates the Swingline Facility as set out in Clause 6 (Utilisation – Swingline Loans) and Clause 7 (Swingline Loans).

2.4	Finance Parties’ rights and obligations

2.4.1
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.4.2
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

2.4.3	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	PURPOSE

3.1	Purpose

3.1.1	Each Borrower shall apply all amounts borrowed by it under a Term Facility towards:

(a)	financing the purchase price payable in respect of the Acquisition including related fees and transaction costs; and

(b)	refinancing any existing indebtedness of New River and its Subsidiaries.

3.1.2	Each Borrower shall apply all amounts borrowed by it under the Revolving Facility towards:

(a)
financing the balance of the consideration payable in respect of the Acquisition after the application of amounts drawn under the Term Loans, including related costs and expenses (including but not limited to legal costs and expenses (plus amounts in respect of any VAT thereon) incurred in relation to this Agreement and related documentation and any fees payable by such Borrower under this Agreement) and syndication costs;

(b)	the making of certain milestone payments;

(c)	refinancing indebtedness outstanding under the 2005 Agreement;

(d)	refinancing existing indebtedness of New River and its Subsidiaries; and

(e)	financing the general corporate purposes of the Group.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

No Borrower (nor the Parent Company) may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent acting reasonably.  The Facility Agent shall notify the Parent Company and the Lenders promptly upon being so satisfied.

4.2	Certain Funds Utilisation conditions precedent

No Borrower (nor the Parent Company) may deliver a Utilisation Request in respect of a Certain Funds Utilisation unless the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent acting reasonably.  The Facility Agent shall notify the Parent Company and the Lenders promptly upon being so satisfied.

4.3	Further conditions precedent

The Lenders will be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Loan (other than one to which Clause 4.7 (Loans during the Certain Funds Period) applies) only if on the date of the Utilisation Request and on the proposed Utilisation Date:

4.3.1
in the case of a Rollover Loan, no Event of Default has occurred and is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or will result from the proposed Loan; and

4.3.2	the Repeating Representations to be made by each Obligor are true in all material respects.

4.4	Conditions relating to Optional Currencies

4.4.1	A currency will constitute an Optional Currency in relation to a Revolving Loan if it is sterling or euro or it is:

(a)	readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Revolving Loan; and

(b)
a currency which has been approved by the Facility Agent (acting on the instructions of all the Revolving Lenders acting reasonably) on or prior to receipt by the Facility Agent of the relevant Utilisation Request for that Revolving Loan.

4.4.2
If the Facility Agent has received a written request from the Parent Company for a currency to be approved under sub-clause 4.4.1 above, the Facility Agent will confirm to the Parent Company by the Specified Time:

(a)	whether or not the Revolving Lenders have granted their approval; and

(b)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency which will be an amount equivalent to US$10,000,000 (rounded to the nearest 1,000,000).

4.5	Maximum number of Loans

4.5.1	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 16 or more Loans would be outstanding unless otherwise agreed by the Parent Company and the Facility Agent.

4.5.2	Any Loan made by a single Lender under Clause 8.3 (Revocation of Currency) shall not be taken into account in this Clause 4.5.

4.6	Maximum number of currencies

A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation Loans denominated in 7 or more currencies would be outstanding unless otherwise agreed by the Parent Company and the Facility Agent.

4.7	Utilisations during the Certain Funds Period

4.7.1	Subject to Clause 4.1 (Initial conditions precedent) (other than in respect of 3(g) of Part I of Schedule 2 (Conditions precedent)), during the Certain Funds Period, the

Lenders shall be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Certain Funds Utilisation, unless on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	a Major Event of Default is continuing or would result from the proposed Utilisation;

(b)	a Major Representation is untrue or misleading; and

(c)	a change of control (as described in Clause 12.1 (Mandatory Prepayment on Change of Control) has occurred.

4.7.2
During the Certain Funds Period (save in circumstances where, pursuant to sub-clause 4.7.1 above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation) and subject as provided in Clause 11.1 (Illegality)), none of the Finance Parties shall be entitled to:

(a)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(b)
rescind, terminate or cancel this Agreement or any of the Facilities or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(c)	refuse to participate in the making of a Certain Funds Utilisation;

(d)	exercise any right of set-off or counterclaim in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or

(e)
cancel, accelerate or cause repayment or prepayment of any amounts owing hereunder or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation, provided that, immediately upon the expiry of the Certain Funds Period, all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

SECTION 3
UTILISATION

5.	UTILISATION – PROCEDURE

5.1	Delivery of a Utilisation Request

A Borrower may utilise a Facility (other than for the purpose of drawing Swingline Loans which may be drawn in accordance with Clause 6.2 (Delivery of a Utilisation Request for Swingline Loans)) by delivery by it (or the Parent Company on behalf of the Borrower) to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

5.2.1	Each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request) is irrevocable and will not be regarded as having been duly completed unless:

(a)	it identifies the Facility to be utilised;

(b)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(c)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(d)	the proposed Interest Period complies with Clause 16 (Interest Periods).

5.2.2	Only one Loan may be requested in each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request).

5.3	Currency and amount

5.3.1
The currency specified in a Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request) for the purpose of drawing Loans must be the Base Currency or, in the case of the Revolving Facility only, the Base Currency or an Optional Currency.

5.3.2	The amount of the proposed Loan must be:

(a)	an amount equal to US$10,000,000 for Facility A or, if less, the Available Facility; or

(b)	an amount equal to US$10,000,000 for Facility B or, if less, the Available Facility; or

(c)	for the Revolving Facility:

(i)	if the currency selected is the Base Currency, a minimum of US$10,000,000 or, if less, the Available Facility; or

(ii)
if the currency selected is euro, a minimum of the euro equivalent of US$10,000,000 (rounded to the nearest 1,000,000) or, if the currency selected is sterling, a minimum of the sterling equivalent of US$10,000,000 (rounded to the nearest 1,000,000) or, if the currency selected is an Optional Currency other than euro or sterling, the minimum amount specified by the Agent pursuant to sub-clause 4.4.2(b) of Clause 4.4 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4	Lenders’ participation

5.4.1	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

5.4.2
Subject to Clause 8.3 (Revocation of Currency), the amount of each Lender’s participation in each Loan (not being a Swingline Loan) will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.4.3
The Facility Agent shall determine the Base Currency Amount of each Revolving Loan which is to be made in an Optional Currency and shall notify each Revolving Lender of the amount, currency and the Base Currency Amount of each Revolving Loan and the amount of its participation in that Revolving Loan, in each case by the Specified Time.

6.	UTILISATION – SWINGLINE LOANS

6.1	General

6.1.1	In this Clause and Clause 7 (Swingline Loans):

(a)
“Available Swingline Commitment” of a Swingline Lender means (but without limiting sub-clause 6.4.5 of Clause 6.4 (Swingline Lenders’ participation) and Clause 6.5 (Relationship with Revolving Facility)) that Lender’s Swingline Commitment minus:

(i)	the Base Currency Amount of its participation in any outstanding Swingline Loans; and

(ii)
in relation to any proposed Utilisation under the Swingline Facility, the Base Currency Amount of its participation in any Swingline Loans that are due to be made under the Swingline Facility on or before the proposed Utilisation Date, other than that Lender’s participation in any Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

(b)	“Available Swingline Facility” means the aggregate for the time being of each Swingline Lender’s Available Swingline Commitment.

(c)	“Euro Swingline Business Day” means any TARGET Day which is also a Business Day.

(d)	“Euro Swingline Rate” means, in relation to a Euro Swingline Loan, the percentage rate per annum which is the aggregate of:

(i)
the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Euro Swingline Agent at its request quoted by the Reference Banks to leading banks in the European interbank market as at the time the Euro Swingline Agent notifies the relevant Swingline Lenders of details of the participation of the relevant Swingline Lenders in accordance with sub-clause 6.4.4 of Clause 6.4 (Swingline Lenders’ participation) on the Utilisation Date for that Euro Swingline Loan for the offering of deposits in euro for a period comparable to the Interest Period for the relevant Euro Swingline Loan and for settlement on that day;

(ii)	the Margin; and

(iii)	Mandatory Cost (if any).

For the purposes of this Clause, the Reference Banks are the principal offices in London of Citibank International plc, Barclays Bank PLC and The Royal Bank of Scotland plc or such other banks as may be appointed by the Euro Swingline Agent in consultation with the Parent Company.

(e)	“Federal Funds Rate” means, in relation to any day, the rate per annum equal to:

(i)
the weighted average of the rates on overnight Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

(ii)
if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on such transactions received by the Dollar Swingline Agent from three Federal funds brokers of recognised standing selected by the Dollar Swingline Agent.

(f)	“New York Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York City.

(g)	“Overall Commitment” of a Lender means:

(i)	its Revolving Facility Commitment; or

(ii)	in the case of a Swingline Lender which does not have a Revolving Facility Commitment, the Revolving Facility Commitment of a Lender which is its Affiliate.

(h)	“Total Swingline Commitments” means the aggregate of the Swingline Commitments, being US$250,000,000 at the Syndication Date.

For the avoidance of doubt, the amounts set out in Part II of Schedule 2 (The Lenders) of the Syndication and Amendment Agreement aggregate to form the Total Swingline Commitments and the amounts set out in Part III of Schedule 2 (The Lenders) of the Syndication and Amendment Agreement aggregate to form the Total Swingline Commitments, however amounts under both Part II and Part III of Schedule 2 (The Lenders) of the Syndication and Amendment Agreement do not aggregate to form the Total Swingline Commitments.

6.1.2	Any reference in this Agreement to:

(a)	an “Interest Period” includes each period determined under this Agreement by reference to which interest on a Swingline Loan is calculated; and

(b)	a “Lender” includes a Dollar Swingline Lender and a Euro Swingline Lender unless the context otherwise requires.

6.1.3

(a)	Clauses 4.3 (Further conditions precedent) and 4.4 (Conditions relating to optional currencies);

(b)	Clause 5 (Utilisation – Procedure);

(c)	Clause 8 (Selection of currencies);

(d)	Clause 15 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount; and

(e)	Clause 17 (Changes to the calculation of interest),

do not apply to Swingline Loans.

6.2	Delivery of a Utilisation Request for Swingline Loans

6.2.1
A Borrower may utilise the Swingline Facility by delivery by it (or the Parent Company on behalf of a Borrower) to the relevant Swingline Agent (copied to the Facility Agent) of a duly completed Utilisation Request in the form of Part II of Schedule 3 (Requests) not later than the Specified Time.

6.2.2	Each Utilisation Request:

(a)	for a Dollar Swingline Loan must be sent to the Dollar Swingline Agent to the address in New York notified by the Dollar Swingline Agent for this purpose; and

(b)	for a Euro Swingline Loan must be sent to the Euro Swingline Agent to the address in London notified by the Euro Swingline Agent for this purpose.

6.3	Completion of a Utilisation Request for Swingline Loans

6.3.1	Each Utilisation Request for a Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

(a)	it identifies the Borrower;

(b)	it specifies that it is for a Dollar Swingline Loan or a Euro Swingline Loan;

(c)	the proposed Utilisation Date is:

(i)	in relation to a Dollar Swingline Loan, is a New York Business Day; and

(ii)	in relation to a Euro Swingline Loan, is a Euro Swingline Business Day;

within the Availability Period applicable to the Revolving Facility;

(d)	the Swingline Loan is:

(i)	in relation to a Dollar Swingline Loan denominated in US Dollars; and

(ii)	in relation to a Euro Swingline Loan denominated in euro;

(e)
the amount of the proposed Swingline Loan is an amount whose Base Currency Amount is not more than the Available Swingline Facility and is a minimum of US$10,000,000 or, if less, the Available Swingline Facility; and

(f)	the proposed Interest Period:

(i)	does not overrun the Revolving Facility Maturity Date;

(ii)	is a period of not more than five New York Business Days (in relation to a Dollar Swingline Loan) or five Euro Swingline Business Days (in relation to a Euro Swingline Loan); and

(iii)	ends on a New York Business Day (in relation to a Dollar Swingline Loan) or a Euro Swingline Business Day (in relation to a Euro Swingline Loan).

6.3.2	Only one Swingline Loan may be requested in each Utilisation Request.

6.4	Swingline Lenders’ participation

6.4.1	If the conditions set out in this Agreement have been met, each Swingline Lender shall make its participation in each Swingline Loan available through its relevant Facility Office.

6.4.2	The Swingline Lenders will only be obliged to comply with sub-clause 6.4.1 above if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

6.4.3
The amount of each Swingline Lender’s participation in each Swingline Loan will be equal to the proportion borne by its Available Swingline Commitment to the Available Swingline Facility immediately prior to making the Swingline Loan, adjusted to take account of any limit applying under Clause 6.5 (Relationship with Revolving Facility).

6.4.4
The relevant Swingline Agent shall determine the Base Currency Amount of each relevant Swingline Loan and notify each relevant Swingline Lender of the amount of each relevant Swingline Loan and its participation in that relevant Swingline Loan by the Specified Time.

6.4.5
Utilisation by a Borrower of the Euro Swingline Facility shall reduce the Available Swingline Commitment in respect of the Dollar Swingline Facility rateably by an amount equivalent to the Base Currency Amount of that Utilisation, Utilisation by a Borrower of the Dollar Swingline Facility shall reduce the Available Swingline Commitment in respect of the Euro Swingline Facility rateably by an amount equivalent to the Base Currency Amount of that Utilisation.

6.5	Relationship with Revolving Facility

6.5.1	This Clause applies when a Swingline Loan is outstanding or is to be borrowed.

6.5.2	The Revolving Facility may be used by way of Swingline Loans. The Swingline Facility is not independent of the Revolving Facility.

6.5.3
Notwithstanding any other term of this Agreement a Lender is only obliged to participate in a Revolving Loan or a Swingline Loan to the extent that it would not result in the Base Currency Amount of its participation and that of a Lender which is its Affiliate in the Revolving Loans, the Dollar Swingline Loans and the Euro Swingline Loans exceeding its Overall Commitment.

6.5.4
Where, but for the operation of sub-clause 6.5.3 above, the Base Currency Amount of a Lender’s participation and that of a Lender which is its Affiliate in the Revolving Loans, the Dollar Swingline Loans and the Euro Swingline Loans would have exceeded its Overall Commitment, the excess will be apportioned among the other Lenders participating in the relevant Loan pro rata according to their relevant Commitments.  This calculation will be applied as often as necessary until the Loan is apportioned among the relevant Lenders in a manner consistent with sub-clause 6.5.3 above.

6.5.5
The amount of a proposed Dollar Swingline Loan or, as the case may be, the Base Currency Amount of a proposed Euro Swingline Loan must not, when aggregated with the Base Currency Amount of all outstanding Swingline Loans, exceed the Total Swingline Commitments.

7.	SWINGLINE LOANS

7.1	Swingline

Subject to the terms of this Agreement, the Swingline Lenders make available to the Borrowers a swingline loan facility comprising:

7.1.1	a dollar swingline loan facility in an aggregate amount equal to the Total Swingline Commitments; and

7.1.2	a euro swingline loan facility in an aggregate amount equal to the euro equivalent of the Total Swingline Commitments.

7.2	Purpose

Each Borrower shall apply all amounts borrowed by it under each of the Dollar Swingline Facility and the Euro Swingline Facility towards short-term general corporate borrowings.  A Swingline Loan may not be applied in repayment or prepayment of another Swingline Loan.

7.3	Repayment

7.3.1	Each Borrower that has drawn a Swingline Loan shall repay that Swingline Loan on the last day of its Interest Period.

7.3.2
If a Swingline Loan is not repaid in full on its due date and the repayment of which is not otherwise funded under the Revolving Facility, the relevant Swingline Agent shall (if requested to do so in writing by any affected Swingline Lender) set a date (the “Loss Sharing Date”) on which payments shall be made between the Lenders to re-distribute the unpaid amount between them.  The relevant Swingline Agent shall give at least 3 Business Days’ notice to each affected Lender of the Loss Sharing Date and notify it of the amounts to be paid or received by it.

7.3.3
On the Loss Sharing Date each Lender must pay to the relevant Swingline Agent its proportion of the Unpaid Amount minus its (or its Affiliate’s) Unpaid Swingline Participation (if any).  If this produces a negative figure for a Lender no amount need be paid by that Lender.

The “Proportion” of a Lender means the proportion borne by:

(a)
its Revolving Facility Commitment (or, if the Total Revolving Facility Commitments are then zero, its Revolving Facility Commitment immediately prior to their reduction to zero) minus the Base Currency Amount of its participation (or that of a Lender which is its Affiliate) in any outstanding Revolving Loans (but ignoring its (or its Affiliate’s) participation in the unpaid Swingline Loan); to

(b)
the Total Revolving Facility Commitments (or, if the Total Revolving Facility Commitments are then zero, the Total Revolving Facility Commitments immediately prior to their reduction to zero) minus any outstanding Revolving Loans (but ignoring the unpaid Swingline Loan).

The “Unpaid Amount” means, in relation to a Swingline Loan, any principal not repaid and/or any interest accrued but unpaid on that Swingline Loan calculated from the Utilisation Date to the Loss Sharing Date.

The “Unpaid Swingline Participation” of a Lender means that part of the Unpaid Amount (if any) owed to that Lender (or its Affiliate) (before any redistribution under this Clause 7.3 (Repayment)).

7.3.4
Out of the funds received by the relevant Swingline Agent pursuant to sub-clause 7.3.3 the relevant Swingline Agent shall pay to each Swingline Lender an amount equal to the Shortfall (if any) of that Swingline Lender where:

The “Shortfall” of a Swingline Lender is an amount equal to its Unpaid Swingline Participation minus its (or its Affiliate’s) Proportion of the Unpaid Amount.

7.3.5
If the amount actually received by the relevant Swingline Agent from the Lenders is insufficient to pay the full amount of the Shortfall of all Dollar Swingline Lenders or, as the case may be, all Euro Swingline Lenders then the amount actually received will be distributed amongst the Dollar Swingline Lenders or, as the case may be, all Euro Swingline Lenders pro rata to the Shortfall of each Dollar Swingline Lender or, as the case may be, Euro Swingline Lender.

7.3.6

(a)	On a payment under sub-clauses 7.3.2 to 7.3.5 above, the paying Lender will be subrogated to the rights of the Swingline Lenders which have shared in the payment received.

(b)
If and to the extent a paying Lender is not able to rely on its rights under sub-paragraph (a) above, the relevant Borrower shall be liable to the paying Lender for a debt equal to the amount the paying Lender has paid under sub-clauses 7.3.2 to 7.3.5 above.

(c)	Any payment under sub-clauses 7.3.2 to 7.3.5 above does not reduce the obligations in aggregate of any Obligor.

7.4	Voluntary prepayment of Swingline Loans

7.4.1	The Borrower to which a Swingline Loan has been made may prepay at any time the whole of that Swingline Loan.

7.4.2	Unless a contrary indication appears in this Agreement, any part of the Swingline Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

7.5	Interest

7.5.1	The rate of interest on each Dollar Swingline Loan for any day during its Interest Period is the higher of:

(a)	the prime commercial lending rate in US Dollars announced by the Dollar Swingline Agent at the Specified Time and in force on that day; and

(b)	0.5 per cent. per annum over the rate per annum determined by the Dollar Swingline Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) for that day.

7.5.2	The rate of interest on each Euro Swingline Loan for its Interest Period is the Euro Swingline Rate.

7.5.3
The Dollar Swingline Agent or, as the case may be, the Euro Swingline Agent shall promptly notify the Dollar Swingline Lenders or, as the case may be, the Euro Swingline Lenders and the relevant Borrower of the determination of the rate of interest under sub-clauses 7.5.1 or 7.5.2 above.

7.5.4
If any day during an Interest Period for a Dollar Swingline Advance is not a New York Business Day, the rate of interest on such Dollar Swingline Loan on that day will be the rate applicable to the immediately preceding New York Business Day.

7.5.5	Each Borrower shall pay accrued interest on each Swingline Loan made to it on the last day of its Interest Period.

7.6	Interest Period

7.6.1	Each Swingline Loan has one Interest Period only.

7.6.2	The Interest Period for a Swingline Loan must be selected in the relevant Utilisation Request.

7.7	Dollar Swingline Agent, Euro Swingline Agent

7.7.1	Each Swingline Agent may perform its duties in respect of the Dollar Swingline Facility or the Euro Swingline Facility, as the case may be, through an Affiliate or Affiliates acting as its agent.

7.7.2
Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Euro Swingline Lender shall (in proportion to its share of the Total Swingline Commitments or, if the Total Swingline Commitments are then zero, to its share of the Total Swingline Commitments immediately prior to their reduction to zero) pay to or indemnify the Euro Swingline Agent, within three Business Days of demand, for or against any cost, loss or liability incurred by the Euro Swingline Agent or any Affiliate of the Euro Swingline Agent (other than by reason of the Euro Swingline Agent’s or such Affiliate’s gross negligence or wilful misconduct) in acting as the Euro Swingline Agent (unless the Euro Swingline Agent or such Affiliate has been reimbursed by an Obligor pursuant to this Agreement).

7.7.3
Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Dollar Swingline Lender shall (in proportion to its share of the Total Swingline Commitments or, if the Total Swingline Commitments are then zero, to its share of the Total Swingline Commitments immediately prior to their reduction to zero) pay to or indemnify the Dollar Swingline Agent, within three Business Days of demand, for or against any cost, loss or liability incurred by the Dollar Swingline Agent or any Affiliate of the Dollar Swingline Agent (other than by reason of the Dollar Swingline Agent’s or such Affiliate’s gross negligence or wilful misconduct) in acting as the Dollar Swingline Agent (unless the Dollar Swingline Agent or such Affiliate has been reimbursed by an Obligor pursuant to this Agreement).

7.8	Conditions of assignment or transfer

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Overall Commitment is not less than:

7.8.1	its Swingline Commitment; or

7.8.2	if it does not have a Swingline Commitment, the Swingline Commitment of a Lender which is its Affiliate.

8.	SELECTION OF CURRENCIES

8.1	Availability of Optional Currencies

A Borrower may request that a Revolving Loan be denominated in an Optional Currency in accordance with the provisions of Clause 4.4 (Conditions relating to Optional Currencies).

8.2	Selection

8.2.1	A Borrower (or the Parent Company on behalf of a Borrower) may select the currency of a Revolving Loan for an Interest Period in the relevant Utilisation Request.

8.2.2	The Facility Agent shall notify each Revolving Lender of the proposed currency or currencies of each Revolving Loan promptly after it is ascertained.

8.3	Revocation of currency

Notwithstanding Clause 8.1 (Availability of Optional Currencies) and without prejudice to Clause 17.2 (Market disruption) or Clause 11.1 (Illegality), if, before the Specified Time on any Quotation Day, the Facility Agent receives notice from a Revolving Lender that:

8.3.1	the Optional Currency (other than sterling or euro) requested is not readily available to it in the amount required; or

8.3.2	compliance with its obligation to participate in the Revolving Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Facility Agent shall give notice to the relevant Borrower and to the Revolving Lenders to that effect before the Specified Time on that day.  In this event, any Revolving Lender that gives notice pursuant to this Clause 8.3 will be required to participate in the Revolving Loan in the Base Currency (in an amount equal to that Revolving Lender’s proportion of the Base Currency Amount of the Loan that is due to be made) and its participation will be treated as a separate Revolving Loan denominated in the Base Currency during that Interest Period.

9.	AMOUNT OF OPTIONAL CURRENCIES

9.1	Drawdowns

If a Revolving Loan is to be drawn down in an Optional Currency, the amount of each Revolving Lender’s participation in that Revolving Loan will be determined by converting into that currency the Revolving Lender’s participation in the Base Currency Amount of that Revolving Loan.

9.2	Notification

The Facility Agent shall notify the Revolving Lenders and the Parent Company of Optional Currency amounts (and the applicable Facility Agent’s Spot Rate of Exchange) promptly after they are ascertained.

SECTION 4
REPAYMENT, PREPAYMENT, CANCELLATION AND EXTENSION

10.	REPAYMENT

10.1	Repayment of Term Loans

10.1.1	The Borrowers under Facility A shall repay the aggregate Facility A Loans in instalments by repaying on each Facility A Repayment Date the amount set out opposite that Facility A Repayment Date below:

Facility A Repayment Date (Months after date of this Agreement)	Repayment Instalment
12 months	US$150,000,000
24 months	US$150,000,000
36 months	US$200,000,000
48 months	US$200,000,000
Facility A Maturity Date	Balance of Facility A Loan

10.1.2	The Borrowers under Facility B shall repay the aggregate Facility B Loan in full on the Facility B Maturity Date.

10.2	Effect of cancellation and prepayment on scheduled repayments and reductions

10.2.1
If any of the Facility A Loans are prepaid in accordance with Clause 11.3 (Voluntary Prepayment of Loans) and the aggregate amount of the Facility A Loans made to the Borrower exceeds the amount of the prepayments, the Parent Company may, if it gives the Agent not less than five Business Days’ notice (or such shorter period as the Majority Lenders may agree), select which of those outstanding Facility A Loans and Repayment Instalments will be wholly or partially prepaid.  If the Parent Company fails to deliver such notice the Agent shall select the Facility A Loans and Repayment Instalments to be wholly or partially prepaid.

10.2.2
If any of the Facility A Loans are prepaid in accordance with Clause 12.2 (Mandatory prepayment and cancellation out of certain proceeds) then the amount of the Repayment Instalment for each Facility A Repayment Date will reduce in inverse chronological order by the amount of the Facility A Loan repaid.

10.3	Repayment of Revolving Loans

Each Borrower which has drawn a Revolving Loan shall repay that Revolving Loan on the last day of its Interest Period.

11.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

11.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, that Lender shall promptly notify the Facility Agent upon becoming aware of that event and shall also notify the Facility Agent that it requires either or both of the following:

11.1.1	upon the Facility Agent notifying the Parent Company, the Commitment of that Lender will be immediately cancelled; and/or

11.1.2
each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Parent Company or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

11.2	Voluntary cancellation

The Parent Company may, if it gives the Facility Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$10,000,000) of an Available Facility.  Any cancellation under this Clause 11.2 shall reduce the Commitments of the Lenders rateably under the relevant Facility.  If, as a result of any cancellation of the Available Revolving Facility in relation to the Revolving Facility, the Total Commitments in relation to the Revolving Facility would be less than the Total Swingline Commitments then the amount of the Total Swingline Commitments shall reduce so that they equal the Total Revolving Facility Commitments.  Any such cancellation of the Total Swingline Commitments shall reduce the Swingline Commitments of the Lenders rateably.

11.3	Voluntary prepayment of Loans

The Borrower to which a Loan has been made may, if it gives the Facility Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of US$10,000,000).

11.4	Right of repayment and cancellation in relation to a single Lender

11.4.1	If:

(a)	any sum payable to any Lender by an Obligor is required to be increased under sub-clause 19.2.4 of Clause 19.2 (Tax gross-up); or

(b)	the Parent Company receives a demand from the Facility Agent under Clause 19.3 (Tax indemnity) or Clause 20.1 (Increased costs),

the Parent Company may, while the circumstance under paragraph (a) above or the circumstance giving rise to the notice under paragraph (b) above continues, give the

Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

11.4.2	On receipt of a notice from the Parent Company referred to in sub-clause 11.4.1 above the Commitment of that Lender shall immediately be reduced to zero.

11.4.3
On the last day of each Interest Period which ends after the Parent Company has given notice under sub-clause 11.4.1 above (or, if earlier, the date specified by the Parent Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

12.	MANDATORY PREPAYMENT

12.1	Mandatory prepayment on change of control

12.1.1	If any person or group of persons acting in concert gains control of the Parent Company (other than pursuant to the 2008 Newco Scheme):

(a)	the Parent Company shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(c)
if a Lender so requires, the Facility Agent shall, by not less than 30 days’ notice to the Parent Company, cancel that Lender’s Available Commitments and declare all outstanding Loans due to such Lender, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon that Lender’s Available Commitment will be cancelled and all such outstanding amounts will become immediately due and payable.

12.1.2	For the purpose of sub-clause 12.1.1 above “control” means:

(a)
the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of, more than one-half of the maximum number of votes that may be cast at a general meeting of the Parent Company; or

(b)
the holding of more than one-half of the issued share capital of the Parent Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

12.1.3
For the purpose of sub clause 12.1.1 above “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Parent Company, to obtain or consolidate control of the Parent Company.

12.2	Mandatory prepayment and cancellation out of certain proceeds

12.2.1	The Parent Company shall ensure that all Disposal Proceeds and all Acquisition Proceeds are applied in prepayment and cancellation of the Facilities in accordance with sub-clause 12.2.2 below.

12.2.2	Any amount to be applied in prepayment and cancellation of the Facilities in accordance with sub-clause 12.2.1 above shall be applied in the following order:

(a)
firstly, in cancellation of the Available Commitments under the Term Loans (first in cancellation of any Available Commitments under Facility B and then in cancellation of any Available Commitments under Facility A);

(b)	secondly, in prepayment of the Term Loans as contemplated in sub-clause 12.2.3 below;

(c)	thirdly, in cancellation of Available Commitments under the Revolving Facility (and the Available Commitments of the Revolving Lenders under the Revolving Facility shall be cancelled rateably); and

(d)	fourthly, in prepayment of Revolving Loans and Revolving Facility Commitments.

12.2.3	A prepayment under sub-clause 12.2.1 shall prepay the Term Loans as follows:

(a)	in prepayment of the Facility B Loans, and, when all amounts outstanding under Facility B have been prepaid, in prepayment of the Facility A Loans; and

(b)	in relation to prepayment of Facility A Loans, reducing the Repayment Instalment for each Facility A Repayment Date falling after the date of the prepayment in inverse chronological order.

12.2.4	If a date for prepayment of a Loan falls otherwise than on the last day of an Interest Period, such prepayment may be made on the last day of that Loan’s then current Interest Period.

12.2.5
If, as a result of any cancellation of Available Commitments or Commitments in accordance with sub-clause 12.2.2 above, the Total Commitments in relation to the Revolving Facility would be less than the Total Swingline Commitments then the amount of the Total Swingline Commitments shall reduce so that they equal the Total Commitments in relation to the Revolving Facility.

12.2.6	Any cancellation of the Total Commitments in relation to any Facility shall reduce the relevant Commitments of the Lenders participating in such Facility rateably.

13.	RESTRICTIONS

13.1	Notices of cancellation and prepayment

Any notice of cancellation or prepayment given by any Party under this Clause 13 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

13.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

13.3	No reborrowing of Term Loan

No Borrower may reborrow any part of a Term Loan which is prepaid.

13.4	Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of a Revolving Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

13.5	Prepayment in accordance with Agreement

The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

13.6	No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

13.7	Facility Agent’s receipt of Notices

If the Facility Agent receives a notice under this Clause 13 it shall promptly forward a copy of that notice to either the Parent Company or the affected Lender, as appropriate.

14.	EXTENSION OF FACILITY B

14.1	Extension Notice

The Parent Company shall be entitled to extend Facility B, for an additional period of 364 days.  This right may be exercised by giving notice to the Facility Agent (the “Extension Notice”) not more than 60 nor less than 30 days before the Facility B Maturity Date (in this Clause 14, the “Original Facility B Maturity Date”).  Such notice shall be made in writing, be unconditional and binding on the Borrower.

14.2	Notification of Extension Notice

The Facility Agent shall forward a copy of the Extension Notice to the relevant Lenders as soon as practicable after receipt of it.

14.3	Extension date

Following delivery of an Extension Notice pursuant to Clause 14.1 (Extension Notice) above, the Original Facility B Maturity Date shall be extended to the day which is 364 days from (and including) the Original Facility B Maturity Date and the Facility B Maturity Date shall be modified accordingly.

14.4	Extension options

The Parent Company may not extend the Facility B Maturity Date in accordance with this Agreement more than once.

SECTION 5
COSTS OF UTILISATION

15.	INTEREST

15.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

15.1.1	Margin;

15.1.2	LIBOR; and

15.1.3	Mandatory Cost, if any.

15.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

15.3	Default interest

15.3.1
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to sub-clause 15.3.2 below, is one per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).  Any interest accruing under this Clause 15.3 shall be immediately payable by the Obligor on demand by the Facility Agent.

15.3.2	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

15.3.3
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

15.4	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Parent Company of the determination of a rate of interest under this Agreement.

16.	INTEREST PERIODS

16.1	Selection of Interest Periods

16.1.1	A Borrower (or the Parent Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

16.1.2
Subject to this Clause 16, a Borrower (or the Parent Company) may select an Interest Period of one week, one, two, three or six Months or any other period agreed between the Parent Company and the Facility Agent (acting on the instructions of all the Lenders), provided that the Borrowers (or the Parent Company) may select a maximum of 5 one week interest periods in aggregate per year.

16.1.3	Prior to the Syndication Date, Interest Periods shall be one Month or such shorter period as agreed between the Parent Company and the Facility Agent (acting on the instructions of the Lenders).

16.1.4	An Interest Period for a Loan shall not extend beyond the Maturity Date applicable to its Facility.

16.2	Overrunning of a Maturity Date

If an Interest Period in respect of a Loan borrowed would otherwise overrun a Maturity Date or a Facility A Repayment Date applicable to that Loan, it shall be shortened so that it ends on the Maturity Date or the Facility A Repayment Date (as applicable).

16.3	Other adjustments

16.3.1
If an Interest Period is not a period of a number of Months and it would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

16.3.2	The Facility Agent (after prior consultation with the Lenders) and the Parent Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods.

16.4	Notification

The Facility Agent shall notify the relevant Borrower and the Lenders of the duration of each Interest Period promptly after ascertaining its duration.

17.	CHANGES TO THE CALCULATION OF INTEREST

17.1	Absence of quotations

Subject to Clause 17.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

17.2	Market disruption

17.2.1
If a Market Disruption Event occurs in relation to a Loan (not being a Swingline Loan) for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(a)	the Margin;

(b)
the rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(c)	the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

17.2.2	In this Agreement “Market Disruption Event” means:

(a)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for the relevant currency and Interest Period; or

(b)
before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

17.3	Alternative basis of interest or funding

17.3.1
If a Market Disruption Event occurs and the Facility Agent or the Parent Company so requires, the Facility Agent and the Parent Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

17.3.2	Any alternative basis agreed pursuant to sub-clause 17.3.1 above shall, with the prior consent of all the Lenders and the Parent Company, be binding on all Parties.

17.4	Break Costs

17.4.1
Each Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

17.4.2	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

18.	FEES

18.1	Commitment fee

18.1.1	The Parent Company shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

(a)	35 per cent. per annum of the applicable Margin on that Lender’s Available Commitment under the Revolving Facility for the Availability Period applicable to the Revolving Facility; and

(b)	20 per cent. per annum of the applicable Margin on that Lender’s Available Commitment under the Term Facilities for the Availability Period applicable to each Term Facility.

18.1.2
The accrued commitment fee is payable quarterly in arrear on the last day of each successive period of three Months, which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

18.2	Front end fee

The Parent Company shall pay to the Arrangers a front end fee in the amount and at the times agreed in a Fee Letter.

18.3	Agency fee

The Parent Company shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

18.4	Extension fee

The Parent Company shall pay to the Facility Agent (for the account of each Lender) an extension fee of 0.10 per cent. of the amount of Facility B which is extended in accordance with Clause 14 (Extension of Facility B) following the delivery of an Extension Notice.  Such fee shall be paid on the date that Facility B is extended.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

19.	TAX GROSS-UP AND INDEMNITIES

19.1	Definitions

19.1.1	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(a)	with respect to a payment made by an Obligor incorporated in the United Kingdom:

(i)	a Lender which is beneficially entitled to the interest payable to that Lender in respect of an advance under a Finance Document and is a Lender:

(1)	which is a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) making an advance under a Finance Document; or

(2)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Treaty Lender with respect to the United Kingdom;

(b)	with respect to a payment made by an Obligor resident for Tax purposes in Ireland:

(i)	a Lender which is beneficially entitled to the interest payable to that Lender in respect of an advance under a Finance Document and is:

(1)
an entity which is, pursuant to Section 9 of the Irish Central Bank Act 1971, licensed to carry on banking business in Ireland and whose Facility Office is located in Ireland and which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the Irish Taxes Consolidation Act 1997 in circumstances where the payments are made from Ireland;

(2)
an authorised credit institution under the terms of the Codified Banking Directive (2000/12/EC) and has duly established a branch in Ireland or has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland and carries on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the Irish Taxes Consolidation Act 1997 and has its Facility Office located in Ireland in circumstances where the payments are made from Ireland; or

(3)
a company (within the meaning of Section 4 of the Irish Taxes Consolidation Act 1997) which is resident in and under the laws of a country with which Ireland has a double taxation treaty or resident in and under the laws of a member state of the European Communities (other than Ireland), provided that such company does not provide its commitment through or in connection with a branch or agency in Ireland, and where the Lender has provided written confirmation of the foregoing before the first payment of interest hereunder after the Effective Time; or

(ii)	a Treaty Lender with respect to Ireland; or

(c)	with respect to a payment made by a US Obligor, a Lender which is:

(i)
a “United States person” within the meaning of Section 7701(a)(30) of the Code, provided such Lender has timely delivered to the Facility Agent for transmission to the Obligor making such payment two original copies of IRS Form W-9 (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its status as  “United States person”; or

(ii)
a Treaty Lender with respect to the United States of America, provided such Lender has timely delivered to the Facility Agent for transmission to the Obligor making such payment two original copies of IRS Form W-8BEN (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its entitlement to receive such payments without any such deduction or withholdings under a double taxation treaty; or

(iii)
entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal Tax either as a result of such payments being effectively connected with the conduct by such Lender of a trade or business within the United States or under the portfolio interest exemption, provided such Lender has timely delivered to the Facility Agent for transmission to the Obligor making such payment two original copies of either (1) IRS Form W-8ECI (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying that the payments made pursuant to the Finance Documents are effectively connected with the conduct by that Lender of a trade or business within the United States or (2) IRS Form W-8BEN (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) claiming exemption from withholding in respect of payments made pursuant to the Finance Documents under the portfolio interest exemption and a statement certifying that such Lender is not a person described in Section 871(h)(3)(B) or Section 881(c)(3) of the Code or (3) such other applicable form prescribed by the IRS certifying as to such Lender’s entitlement to exemption from United States withholding tax with respect to all payments to be made to such Lender under the Finance Documents.

For the purposes of paragraph (c) above, in the case of a Lender that is not treated as the beneficial owner of the payment (or a portion thereof) under Chapter 3 and related provisions (including Sections 871, 881, 3406, 6401, 6405 and 6409) of the Code, the term “Lender” shall mean the person who is so treated as the beneficial owner of the payment (or portion thereof).

“Tax Credit” means a credit against, relief or remission from, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 19.2 (Tax gross-up) or a payment under Clause 19.3 (Tax indemnity).

“Treaty Lender”, with respect to a jurisdiction, means a Lender which is, on the date any relevant payment falls due, entitled under the provisions of a double taxation treaty (a “Treaty”) in force on that date to receive payments of interest from a person resident for the purposes of the relevant Treaty in such jurisdiction without a Tax Deduction (subject to the completion of any necessary procedural formalities, such as application by a Lender to HM Revenue & Customs or the Irish Revenue Commissioners, as appropriate, that payments may be made to that Lender without a Tax Deduction).

19.1.2	Unless a contrary indication appears, in this Clause 19 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

19.2	Tax gross-up

19.2.1	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

19.2.2
The Parent Company shall promptly upon becoming aware that an Obligor is required by law to make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.

19.2.3
Each Lender as at the date of this Agreement and as at the Effective Time confirms that it is a Qualifying Lender.  This confirmation is given as at the date of this Agreement and as at the Effective Time.  A Lender which becomes party to this Agreement by means of a Transfer Certificate shall confirm therein whether it is or is not a Qualifying Lender.  Each Lender which confirmed that it was a Qualifying Lender undertakes to notify the Facility Agent and the Parent Company promptly upon becoming aware of it ceasing to be a Qualifying Lender (other than as a result of any change after it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty, or any published practice or concession of any relevant Tax authority).  If the Facility Agent receives such notification from a Lender it shall notify the Parent Company and the relevant Obligor.

19.2.4
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

19.2.5
An Obligor is not required to make an increased payment to a Lender under sub-clause 19.2.4 above for a Tax Deduction in respect of Tax imposed by the United Kingdom, Ireland or the United States from a payment of interest on a Loan if, on the date on which the payment falls due:

(a)
the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender (other than a Treaty Lender), but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant Tax authority; or

(b)
the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations, if any, under sub-clause 19.2.8 below.

19.2.6
If an Obligor is required by law to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

19.2.7
Within thirty days of making either a Tax Deduction or any payment to the relevant Tax authority required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant authority.

19.2.8
A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing as soon as reasonably practicable any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

19.3	Tax indemnity

19.3.1
The Parent Company shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or the transactions occurring under such Finance Document.

19.3.2	Sub-clause 19.3.1 above shall not apply:

(a)	with respect to any Tax assessed on a Finance Party:

(i)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if in either such case that Tax is imposed on or calculated by reference to the net income, profit or gains received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or Facility Office; or

(b)	to the extent a loss, liability or cost:

(i)	is compensated for by an increased payment under Clause 19.2 (Tax gross-up);

(ii)
would have been compensated for by an increased payment under Clause 19.2 (Tax gross-up) but was not so compensated for solely because either or both of the exclusions in sub-clause 19.2.5 of Clause 19.2 (Tax gross-up) applied; or

(iii)
relates to any Tax assessed prior to the date which is 365 days prior to the date on which the Protected Party requests such payment from the Parent Company, unless a determination of the amount claimed could be made only on or after the earlier of those dates.

19.3.3
A Protected Party making, or intending to make, a claim under sub-clause 19.3.1 above shall promptly notify the Facility Agent of the loss, liability or cost which will give, or has given, rise to the claim, following which the Facility Agent shall reasonably promptly notify the Parent Company.

19.3.4	A Protected Party shall, on receiving a payment from an Obligor under this Clause 19.3, notify the Facility Agent.

19.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

19.4.1	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

19.4.2	that Finance Party has obtained, utilised and retained that Tax Credit in whole or in part,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines (acting reasonably) will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

19.5	Stamp taxes

The Parent Company shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration, excise and other similar Taxes payable in respect of any Finance Document or the transaction occurring under any of them other than in respect of an assignment or transfer by a Lender.

19.6	VAT

19.6.1
All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any amounts in respect of VAT.  If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT against delivery of an appropriate VAT invoice.

19.6.2
If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant Tax authority which it reasonably determines relates to the VAT chargeable on that supply.

19.6.3
Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that obligation shall be deemed to extend to all amounts in respect of VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither the Finance Party nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment of the amount in respect of the VAT.

19.7	Survival of obligations

Without prejudice to the survival of any other section of this Agreement, the agreements and obligations of each Obligor and each Finance Party contained in this Clause 19 shall survive the payment in full by the Obligors of all obligations under this Agreement and the termination of this Agreement.

20.	INCREASED COSTS

20.1	Increased Costs

20.1.1
Subject to Clause 20.3 (Exceptions) the Parent Company shall, within five Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the judicial or generally accepted interpretation or the administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

20.1.2	In this Agreement “Increased Costs” means:

(a)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

20.2	Increased Costs claims

20.2.1
A Finance Party intending to make a claim pursuant to Clause 20.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Parent Company.

20.2.2	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

20.3	Exceptions

20.3.1	Clause 20.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)
compensated for by Clause 19.3 (Tax indemnity), Clause 19.5  (Stamp taxes) or Clause 19.6 (VAT) (or would have been compensated for under those clauses but was not so compensated for because any of the exclusions, exceptions or carve-outs to such clauses applied);

(c)	incurred prior to the date which is 365 days prior to the date on which the Finance Party makes a claim in accordance with Clause 20.2 (Increased

Costs claims), unless a determination of the amount incurred could only be made on or after the earlier of those dates;

(d)	compensated for by the payment of the Mandatory Cost;

(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(f)
attributable to the application of or compliance with the International Convergence of Capital Measurement Standards published by the Basel Committee on Banking Supervision in June 2004 (“Basel II”), or any implementation or transposition thereof, as such implementation or transposition is generally envisaged to take place as at the date of this Agreement, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or other law or regulation, including (without limitation) any Increased Cost attributable to Pillar 2 (The Supervisory Review Process) of Basel II.  In the event that the implementation or transposition of Basel II substantially changes from the implementation and transposition as it is envisaged to take place as at the date of this Agreement, the Parties undertake to negotiate in good faith any changes to this Clause 20 (Increased Costs) which may be necessary to reflect any Increased Costs incurred by any Finance Parties or any of their Affiliates as a result of those changes.

20.3.2	In this Clause 20.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 19.1 (Definitions).

21.	OTHER INDEMNITIES

21.1	Currency indemnity

21.1.1
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against that Obligor; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

21.1.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

21.2	Other indemnities

The Parent Company shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

21.2.1	the occurrence of any Event of Default;

21.2.2
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including, without limitation, any cost, loss or liability arising as a result of Clause 34 (Sharing among the Finance Parties);

21.2.3
funding, or making arrangements to fund, its participation in a Loan requested by a Borrower (or the Parent Company on behalf of a Borrower) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

21.2.4	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent Company.

21.3	Indemnity to the Facility Agent

The Parent Company shall, within five days of demand, indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

21.3.1	investigating any event which it reasonably believes is a Default;

21.3.2	entering into or performing any foreign exchange contract for the purposes of Clause 8.3 (Revocation of Currency); or

21.3.3	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

22.	MITIGATION BY THE LENDERS

22.1	Mitigation

22.1.1
Each Finance Party shall, in consultation with the Parent Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality), Clause 19 (Tax gross-up and indemnities) or Clause 20 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

22.1.2	Sub-clause 22.1.1 above does not in any way limit the obligations of any Obligor under the Finance Documents.

22.1.3	Each Finance Party shall notify the Facility Agent as soon as reasonably practicable after it becomes aware that any circumstances of the kind described in sub-clause

22.1.1 above have arisen or may arise. The Facility Agent shall notify the Parent Company promptly of any such notification from a Finance Party.

22.2	Limitation of liability

22.2.1	The Parent Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 22.1 (Mitigation).

22.2.2	A Finance Party is not obliged to take any steps under Clause 22.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

23.	COSTS AND EXPENSES

23.1	Transaction expenses

The Parent Company shall promptly on demand pay each Agent and the Arrangers reasonable professional fees and all out of pocket expenses (including legal fees subject to any cap referred to in a Fee Letter) properly incurred by any of them in connection with the negotiation, preparation, printing and execution of:

23.1.1	this Agreement and any other documents referred to in this Agreement; and

23.1.2	any other Finance Documents executed after the date of this Agreement.

23.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 35.9 (Change of currency), the Parent Company shall, within five Business Days of demand, reimburse each Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by that Agent in responding to, evaluating, negotiating or complying with that request or requirement.

23.3	Enforcement costs

The Parent Company shall, within five Business Days of demand, pay to each Finance Party the amount of all:

23.3.1	reasonable costs and expenses (including legal fees) incurred by that Finance Party in connection with the preservation; and

23.3.2	costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement,

of any rights under any Finance Document.

SECTION 7
GUARANTEE

24.	GUARANTEE AND INDEMNITY

24.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

24.1.1	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

24.1.2
undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

24.1.3
indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

24.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

24.3	Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

24.3.1	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

24.3.2	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

24.4	Waiver of defences

The obligations of each Guarantor under this Clause 24 will not be affected by an act, omission, matter or thing which, but for this Clause 24.4, would reduce, release or prejudice any of its obligations under this Clause 24 (without limitation and whether or not known to it or any Finance Party) including:

24.4.1	any time, waiver or consent granted to, or composition with, any Obligor or other person;

24.4.2	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

24.4.3
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

24.4.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

24.4.5	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

24.4.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

24.4.7	any insolvency or similar proceedings.

24.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 24.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

24.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

24.6.1
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

24.6.2	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 24.

24.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

24.7.1	to be indemnified by an Obligor;

24.7.2	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

24.7.3
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

24.8	Release of Guarantor’s right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

24.8.1
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

24.8.2
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

24.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

24.10	Limitation on US Guarantors

Any term or provision of this Clause 24 or any other term in this Agreement or any other Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any US Guarantor shall be liable under this Agreement shall in no event exceed an amount equal to the largest amount that would not render such US Guarantor’s obligations under this Agreement subject to avoidance under applicable United States federal or state fraudulent conveyance laws.

24.11	Waiver of defences under Jersey law

Each Obligor irrevocably and unconditionally waives such right as it may have or claim under Jersey law:

24.11.1	whether by virtue of the droit de discussion or otherwise to require that recourse be had by any Finance Party to the assets of any other Obligor or any other person before any claim is enforced against that Obligor in respect of the obligations assumed by it under any of the Finance Documents;

24.11.2
whether by virtue of the droit de division or otherwise to require that any liability under any of the Finance Documents be divided or apportioned with any other Obligor or any other person or reduced in any manner whatsoever; and

24.11.3	to require that any other Obligor and/or any other person be joined in, or otherwise made a party to, any proceedings brought against it in respect of its obligations under any Finance Document, and each Obligor irrevocably agrees to be bound by its obligations under the Finance Documents irrespective of whether or not the formalities required by Jersey law relating to the rights or obligations of sureties have been complied with or observed.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

25.	REPRESENTATIONS

25.1	Time of Representations

25.1.1	Subject to sub-clauses 25.1.2 and 25.1.3 below, each Obligor makes the representations and warranties set out in this Clause 25 to each Finance Party on the date of this Agreement.

25.1.2
The representation given at sub-clause 25.11.3 of Clause 25.11 (No misleading information) is made on the Information Memorandum Date and on the Syndication Date only, provided that, in relation to the representation to be given on the Syndication Date, such representation shall be qualified by any matters disclosed by the Parent Company in writing to the Facility Agent in the period from the day after the Information Memorandum Date to the day before the Syndication Date.

25.1.3	The representation given at Clause 25.17 (New Shire) is made on the Effective Date.

25.2	Status

25.2.1	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

25.2.2	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

25.3	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to laws or legal procedures affecting the enforceability of creditors’ rights generally and any other reservations set out in the legal opinions listed in Schedule 2 (Conditions precedent) or delivered in connection with an Obligor’s accession to this Agreement, legal, valid, binding and enforceable obligations.

25.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

25.4.1	any law or regulation applicable to it;

25.4.2	its or any of its Subsidiaries’ constitutional documents; or

25.4.3	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets which conflict would reasonably be likely to have a Material Adverse Effect.

25.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated for it by those Finance Documents.

25.6	Validity and admissibility in evidence

All Authorisations required:

25.6.1	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

25.6.2	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

(other than as disclosed in a legal opinion delivered to the Facility Agent pursuant to Part I of Schedule 2 (Conditions precedent) or in connection with an Obligor’s accession to this Agreement) have been obtained or effected and are in full force and effect.

25.7	Governing law and enforcement

25.7.1	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

25.7.2	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

25.8	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Qualifying Lender falling within sub-clause 19.1.1(a)(i) of Clause 19.1 (Definitions).

25.9	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid in such jurisdiction on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

25.10	No default

No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

25.11	No misleading information

25.11.1	Any factual information, including any information which discloses evidence of material litigation which is pending or threatened, provided by any member of the

Group to any of the Finance Parties prior to the date of this Agreement in connection with its entry into this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

25.11.2	No information has been given or withheld that results in the information referred to in sub-clause 25.11.1 above being untrue or misleading in any material respect.

25.11.3
Any factual information relating to the Group or New River contained in the Information Memorandum was true and accurate and complete in all material respects as at the date of the Information Memorandum or (as the case may be) as at the date the information is expressed to be given and nothing has occurred or been omitted which would result in the information being inaccurate or misleading in any material respect.

25.11.4	The copy of the Acquisition Agreement provided to the Agent by the Company pursuant to Schedule 2 (Conditions precedent) is true, accurate, and complete.

25.11.5
As of the date of this Agreement, there has been no change in the business or the consolidated financial condition of the Group since the date of its last audited financial statements that would have a Material Adverse Effect.

25.12	Financial statements

In the case of the Parent Company only:

25.12.1	Its Original Financial Statements were prepared in accordance with US GAAP consistently applied.

25.12.2	Its Original Financial Statements fairly represent its financial condition and operations (consolidated) during the relevant financial year.

25.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

25.14	ERISA and Multiemployer Plans

25.14.1
Each Employee Plan is in compliance in form and operation with ERISA and the Code and all other applicable laws and regulations save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

25.14.2
Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period, and nothing has occurred since the date of such determination that would reasonably be expected to adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would materially adversely affect such qualification) except, in each case, to the extent the same would not reasonably be expected to have a Material Adverse Effect.

25.14.3	There exists no Unfunded Pension Liability with respect to any Employee Plan, except as would not have a Material Adverse Effect.

25.14.4
Neither any US Obligor nor any ERISA Affiliate has incurred a complete or partial withdrawal from any Multiemployer Plan, and if each of the US Obligors and each ERISA Affiliate were to withdraw in a complete withdrawal as of the date hereof, the aggregate withdrawal liability that would be incurred would not reasonably be expected to have a Material Adverse Effect.

25.14.5
There are no actions, suits or claims pending against or involving an Employee Plan (other than routine claims for benefits) or, to the knowledge of the Parent Company, any US Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Employee Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

25.14.6
Each US Obligor and any ERISA Affiliate has made all material contributions to or under each such Employee Plan required by law within the applicable time limits prescribed thereby, by the terms of such Employee Plan or any contract or by agreement requiring contributions to an Employee Plan save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

25.14.7
Neither any US Obligor nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions except, in each case, to the extent the same would not reasonably be expected to have a Material Adverse Effect.

25.14.8
Neither any US Obligor nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to PBGC save for any liability for premiums due in the ordinary course or other liability which would not reasonably be expected to have a Material Adverse Effect.

25.15	Federal Reserve regulations

None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, in violation of Regulation U or Regulation X.

25.16	Investment Companies

No Obligor or Subsidiary of an Obligor is required to be registered as an “investment company” under the US Investment Company Act 1940.

25.17	New Shire

As a matter of Irish law, Shire Limited is resident for tax purposes in the Republic of Ireland on the basis that its place of central management and control is in the Republic of Ireland.

25.18	Repetition

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

25.18.1	the date of each Utilisation Request and the first day of each Interest Period; and

25.18.2	in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

26.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 26 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

26.1	Financial statements

The Parent Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

26.1.1	as soon as the same are made public, but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year; and

26.1.2
as soon as the same are made public, but in any event within 90 days after the end of each half of each of its financial years, its unaudited consolidated financial statements for that financial half year.

26.2	Compliance Certificate

26.2.1
The Parent Company shall supply to the Facility Agent, with each set of financial statements delivered pursuant to sub-clauses 26.1.1 and 26.1.2 of Clause 26.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 27 (Financial covenants) as at the date as at which those financial statements were drawn up.  The first such Compliance Certificate shall be delivered for the financial year ending 31 December 2007.

26.2.2	Each Compliance Certificate shall be signed by two directors (one of which is the finance director) of the Parent Company.

26.3	Requirements as to financial statements

26.3.1	The Parent Company shall procure that each set of financial statements delivered pursuant to Clause 26.1 (Financial statements) is prepared using US GAAP.

26.3.2
The Parent Company shall procure that each set of financial statements delivered pursuant to Clause 26.1 (Financial statements) is prepared using US GAAP and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in US GAAP or the accounting practices or reference periods and its auditors deliver to the Facility Agent:

(a)
a description of any change necessary for those financial statements to reflect the US GAAP, accounting practices and reference periods upon which those Original Financial Statements were prepared; and

(b)
sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 27 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and those Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

26.3.3
If the Parent Company notifies the Facility Agent of a change in accordance with sub-clause 26.3.2 above then the Parent Company and Facility Agent shall enter into negotiations in good faith with a view to agreeing:

(a)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(b)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

26.4	Information: miscellaneous

The Parent Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

26.4.1	all documents dispatched by the Parent Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

26.4.2
copies of any public announcement made by the Parent Company which discloses the details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group; and

26.4.3	promptly, such further information as any Finance Party (through the Facility Agent) may reasonably request at reasonable times and at reasonable intervals.

26.5	Notification of default

Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

26.6	“Know your customer” checks

26.6.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(c)
a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender (which would be permitted under Clause 30 (Changes to the Lenders)) prior to such assignment or transfer, obliges an Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is within that Obligor’s possession or control reasonably requested by that Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

26.6.2
Each Lender shall promptly upon the request of an Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks required under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

26.6.3
The Parent Company shall, by not less than 10 Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 31 (Changes to the Obligors).

26.6.4
Following the giving of any notice pursuant to sub-clause 26.6.3 above, if the accession of such Additional Obligor obliges an Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent Company shall promptly upon the request of that Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

26.7	“Know your customer” confirmation

Each Lender confirms as at the date of this Agreement that, under “know your customer” requirements in existence as at the date of this Agreement, it does not require financial statements for Obligors other than the Company.

27.	FINANCIAL COVENANTS

27.1	Financial definitions

In this Clause 27:

“Borrowings” means, at any time, any indebtedness in respect of:

(a)	the principal amount of moneys borrowed and any net debit balances at banks after application of applicable account pooling arrangements;

(b)	the principal amount raised under acceptance credit facilities other than acceptances relating to the purchase or sale of goods in the ordinary course of trading;

(c)	the principal amount of any debenture, bond, note, loan stock, commercial paper or other securities;

(d)	the capitalised element of indebtedness under finance leases or capital leases entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

(e)	receivables sold or discounted other than receivables sold or discounted in the ordinary course of trading or on non-recourse terms;

(f)	indebtedness arising from deferred payment agreements except in the ordinary course of trading;

(g)	any fixed or minimum premium payable on repayment of any debt instrument;

(h)	principal amounts raised under any other transaction having the commercial effect of a borrowing; or

(i)	(without double counting) any guarantee, indemnity or similar assurance for any of the items referred to in paragraphs (a) to (h) above.

“Cash” means, at any time:

(a)
cash at bank denominated in sterling, dollars, euro or other currency freely convertible into the Base Currency and freely transferable and credited to an account in the name of a member of the Group with a reputable financial institution and to which a member of the Group is alone beneficially entitled and for so long as that cash is repayable on demand; (i) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group member or of any other person whatsoever or on the satisfaction of any other condition; (ii) there is no Security over that cash except Security created or constituted pursuant to a Finance Document or Security securing obligations of a member of the Group granted in favour of another member of the Group; and (iii) such cash is freely and immediately available and convertible into the Base Currency to be applied in repayment or prepayment of the Borrowings; and

(b)	to the extent the relevant indebtedness is included in Borrowings, cash collateral provided for such indebtedness up to a maximum amount equal to the principal amount of such indebtedness.

“Cash Equivalent Investments” means:

(a)
debt securities denominated in sterling, dollars, euro or other currency freely convertible into the Base Currency issued by, or unconditionally guaranteed by, the United Kingdom or the United States of America which are not convertible into any other form of security and having not more than three months to final maturity;

(b)
debt securities denominated in sterling, dollars or euro or other currency freely convertible into the Base Currency which are not convertible into any other form of security, and having not more than three months to final maturity, at all times rated P-1 (Moody’s Investor Services Inc.) or A-1 (Standard & Poors’ Corporation) and which are not issued or guaranteed by any member of the Group;

(c)
certificates of deposit denominated in sterling, dollars or euro or other currency freely convertible into the Base Currency issued by, and acceptances by, banking institutions authorised under applicable legislation of the United Kingdom rated P-1 (Moody’s Investor Services Inc.) or A-1 (Standard & Poor’s Corporation); and

(d)	other securities (if any) approved in writing by the Facility Agent,

provided that:

(a)
there is no Security over the investments referred to in paragraphs (a) to (d) above except Security created or constituted pursuant to a Finance Document or Security securing obligations of a member of the Group granted in favour of another member of the Group; and

(b)
cash proceeds of the investments referred to in paragraphs (a) to (d) above are freely and immediately available and convertible into the Base Currency to be applied in repayment or prepayment of the Borrowings.

“EBITDA” means, in respect of any Relevant Period, consolidated operating income for such period (after giving effect to the following adjustments, if applicable):

(a)	before deducting any corporation tax or other taxes on income, profits or gains;

(b)	before deducting interest payable and before adding interest receivable;

(c)	before deducting unusual or non-recurring losses or charges, provided that:

(i)
to the extent such charges include a current or future period cash component, such amounts shall be deducted from EBITDA when paid, except for the following items which shall not be deducted from EBITDA:

(A)
any fees and expenses relating to the Acquisition (and any other acquisition which occurs within 12 months from the date of this Agreement), including financial and investment banking fees, in an aggregate amount not in excess of US$50,000,000 paid prior to the Facility A Maturity Date;

(B)
integration and reorganisation costs or claims relating to the Acquisition or the acquisition of Transkaryotic (as defined in the 2005 Agreement) (and any other acquisition which occurs within 12 months from the date of this Agreement), and US reorganisation costs, in an aggregate amount not in excess of US$100,000,000 paid prior to the Facility A Maturity Date;

(C)	NRP 104 Milestone Payments; and

(D)	other up-front milestone and licensing payments,

(i)
to the extent that they are items which on initial recognition are accounted for as an expense under US GAAP but are capitalised as intangible assets under International Financial Reporting Standards; or

(ii)	which do not exceed US$100,000,000 paid prior to the Facility A Maturity Date,

provided that the aggregate amount of costs in relation to sub-paragraphs (A), (B) and (D)(ii) above must not exceed US$100,000,000 in any 12 month period; and

(ii)	any accruals or reserves in the ordinary course of business shall be excluded;

(d)	before adding extraordinary gains and non-cash gains;

(e)
after deducting the amount of net profit (or adding back the amount of net loss) of any Group company (other than the Parent Company) which is attributable to any third party (other than another Group company) which is a shareholder in that Group company;

(f)
after adding back the amount of any loss and after deducting the amount of any gain against book value arising on a disposal of any asset (other than stock disposed of in the ordinary course of trading);

(g)	before taking into account any unrealised exchange gains and losses;

(h)	after deducting any income (to the extent not received in cash) and adding back any loss from any associate or joint venture or any other companies in which a Group company has a minority interest;

(i)	before deducting any depreciation or amortisation;

(j)	before deducting any distributions; and

(k)
before deducting any non-cash write-offs of in-process research and development, goodwill, non-cash stock compensation charges, non-cash stock revaluation charges arising on an acquisition and non-cash write-offs of any investments, intellectual property or fixed assets.

For the purposes of sub-clause 27.2.1 of Clause 27.2 (Financial condition) only, EBITDA shall be adjusted, at any time, on a pro-forma basis to include businesses or assets acquired in the period and exclude businesses or assets disposed of in the period (and, for the avoidance of doubt, EBITDA in respect of the business of New River and its Subsidiaries shall be calculated by annualising the figures for any Relevant Period during which New River and its subsidiaries are owned by the Group).

“Liquid Investments” means at any time:

(a)	any investment in marketable debt obligations for which a recognised trading market exists and which are not convertible or exchangeable to any other security provided that:

(i)
each obligation has a credit rating of either A+ or A-1 or higher by Standard & Poor’s Corporation (or in each case the equivalent rating including the equivalent money market fund rating by Standard & Poor’s Corporation) or A1 or P-1 or higher by Moody’s Investor Services Inc. (or in each case the equivalent rating including the equivalent money market fund rating by Moody’s Investor Services Inc.) and further provided that no more than 25 per cent. of all such investments shall be rated A+ and A-1 by Standard & Poor’s Corporation (and in each case the equivalent rating including the equivalent money market fund rating by Standard & Poor’s Corporation) and A1 and P-1 by Moody’s Investor Services Inc. (and in each case the equivalent rating including the equivalent money market fund rating by Moody’s Investor Services Inc.);

(ii)	each obligation is beneficially owned by a member of the Group;

(iii)	no obligation is issued by or guaranteed by a member of the Group; and

(iv)	there is no Security over such obligation save pursuant to the Finance Documents or Security securing obligations of a member of the Group granted in favour of another member of the Group; and

(b)
any investment accessible within 30 days in money market funds which have a credit rating of either A-1 or higher by Standard & Poor’s Corporation (or in each case the equivalent rating including the equivalent money market fund rating by Standard & Poor’s Corporation) or P-1 or higher by Moody’s Investor Services Inc. (or in each case the equivalent rating including the equivalent money market fund rating by Moody’s Investor Services Inc.) or Rule 2a7 Money Market Funds as defined in the US Investment Company Act 1940 provided that:

(i)	such investment is beneficially owned by a member of the Group; and

(ii)	there is no Security over such investment save pursuant to the Finance Documents or Security securing obligations of a member of the Group granted in favour of another member of the Group,

provided that the cash proceeds of the investments referred to in paragraphs (a) and (b) above, either through sale or redemption, are freely and immediately available and convertible into the Base Currency to be applied in repayment or prepayment of the Borrowings.

“Net Debt” means, at any time, the aggregate consolidated Borrowings of the Group from sources external to the Group, less all Cash and Cash Equivalent Investments of the Group and the then mark to market value of Liquid Investments.

“Net Interest” means, in respect of any Relevant Period, the sum of (a) the amount of interest and similar charges payable in respect of Borrowings by the Group during such period less (b) the amount of interest received or receivable and any similar income of the Group during such period excluding any payment or amortisation of arrangement fees payable under or in connection with this Agreement or any Fee Letter.  For the purposes of this definition:

(i)
prior to the delivery of a valuation judgment by the relevant court in connection with the “appraisal” proceedings brought by former common stockholders of Transkaryotic Therapies Inc., the amount of interest and similar charges payable by the Group in respect of any potential award in such proceedings shall be deemed to be as recorded in the Group’s financial statements for the Relevant Period; and

(ii)
following the delivery of a valuation judgment by the relevant court in connection with the proceedings described in paragraph (i) above, and following any revised valuation judgment on appeal from such proceedings, the amount of interest and similar charges payable by the Group in respect of the court’s valuation shall be as determined by the court, but allocated on a pro rata basis from and including July 2005 to but excluding the calendar month in which such interest or similar charges are actually paid.

“Relevant Period” means each period of twelve months ending on the last day of the Parent Company’s financial year and each period of twelve months ending on the last day of the first half of the Parent Company’s financial year with the first such period ending on 31 December 2007.

27.2	Financial condition

The Parent Company shall ensure that:

27.2.1
the ratio of Net Debt to EBITDA of the Group in respect of the most recently ended Relevant Period (the “Leverage Ratio”) shall not at any time exceed 3.5:1, except that, following an acquisition by the Group for a consideration which includes a cash element of at least US$250,000,000, the Parent Company may elect to increase the Leverage Ratio to 4.0:1 for the Relevant Period in which the acquisition was completed and the immediately following Relevant Period (except in the case of an In-licensing Acquisition (as defined below)).  The election must be made by no later than the date on which the Compliance Certificate for the first Relevant Period to which that election relates is delivered pursuant to Clause 26.2 (Compliance Certificate) (or the date on which such Compliance Certificate was due to have been delivered if earlier).  For the avoidance of doubt, an acquisition includes an in-licensing agreement under which the Group acquires certain rights to products and projects (an “In-licensing Acquisition”) which would require the Group to pay licence fees, milestone payments or other similar fees or payments (“In-licensing Fees and Payments”).  Notwithstanding the above, where the acquisition is an In-licensing Acquisition the Parent Company may elect to increase the Leverage Ratio to 4.0:1 where the aggregate In-licensing Fees and Payments in respect of that In-licensing Acquisition totals at least US$250,000,000 in any one Relevant Period.  The increase in the Leverage Ratio shall apply to the Relevant Period in which such In-licensing Fees and Payments were paid and the immediately following Relevant Period and the election must be made by no later than the date on which the Compliance Certificate for the first Relevant Period to which that election relates is delivered pursuant to Clause 26.2 (Compliance Certificate) (or the date on which such Compliance Certificate was due to have been delivered if earlier).  Only one election under this sub-clause 27.2.1 may be made; and

27.2.2	the ratio of EBITDA of the Group to Net Interest in respect of the most recently ended Relevant Period shall not be less than 4.0:1.

27.3	Financial testing

27.3.1
The financial covenants set out in Clause 27.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 26.2 (Compliance Certificate) with the first such test to be made in respect of the Relevant Period ending on 31 December 2007.

27.3.2
If sub-clause 26.3.3 of Clause 26.3 (Requirements as to financial statements) applies (and for so long as no amendments to the contrary have been agreed pursuant to sub-clause 26.3.3 of Clause 26.3 (Requirements as to financial statements)), then the financial covenants set out in Clause 27.2 (Financial condition) shall be tested by reference to the relevant financial statements as adjusted pursuant to sub-clause 26.3.3 of Clause 26.3 (Requirements as to financial statements) (and/or relevant Compliance Certificate delivered in accordance with Clause 26.2 (Compliance Certificate)) to reflect the basis upon which the Original Financial Statements were prepared and, to the extent relevant, any other information delivered to the Facility

Agent in accordance with sub-clause 26.3.3 of Clause 26.3 (Requirements as to financial statements).

28.	GENERAL UNDERTAKINGS

The undertakings in this Clause 28 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

28.1	Authorisations

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document subject to any applicable bankruptcy, insolvency, reorganisation, moratorium and other similar laws or legal procedures affecting the enforceability of creditors’ rights generally and any other reservations set out in any of the legal opinions listed in Schedule 2 (Conditions precedent) or delivered in connection with an Obligor’s accession to this Agreement.

28.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would have a Material Adverse Effect.

28.3	Negative pledge

28.3.1	No Obligor shall (and the Parent Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

28.3.2	No Obligor shall (and the Parent Company shall ensure that no other member of the Group will):

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

28.3.3	Sub-clauses 28.3.1 and 28.3.2 above do not apply to:

(a)	any Security (or transaction (“Quasi-Security”) described in sub-clause 28.3.2 above) created with the prior written consent of the Majority Lenders;

(b)	any Security or Quasi-Security listed in Schedule 9 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

(c)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting or setting-off debit and credit balances;

(d)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(e)	any future title retention provisions to which a member of the Group is subject entered into in the ordinary course of trading;

(f)	any netting or set-off arrangement entered into by any member of the Group under any treasury transaction entered into in the ordinary course of business;

(g)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	the Security or Quasi-Security is removed or discharged within six months of the date of acquisition of such asset;

(h)
any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)	the Security or Quasi-Security is removed or discharged within six months of that company becoming a member of the Group;

(i)	any Security entered into pursuant to any Finance Document;

(j)	any Security or Quasi-Security created in connection with a Permitted Securitisation; or

(k)
any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (a) to (j) above) does not exceed at any time US$200,000,000 (or its equivalent in another currency or currencies).

28.3.4
Sub-clause 28.3.2 above does not apply to any Quasi-Security granted by a member of the Group or to any Security granted by a member of the Group in favour of another wholly owned member of the Group but only in respect of liabilities owing to the Group.

28.4	Disposals

28.4.1
No Obligor shall (and the Parent Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer, dispose by way of de-merger or otherwise dispose of any asset.

28.4.2	Sub-clause 28.4.1 above does not apply to any sale, lease, transfer or other disposal:

(a)	made in the ordinary course of business of the disposing entity;

(b)	of assets in exchange for other assets which are comparable or superior as to value;

(c)	in the form of out-licensing arrangements entered into by a member of the Group in the ordinary course of trading;

(d)	of obsolete assets on normal commercial terms;

(e)	of assets by one member of the Group to another member of the Group;

(f)	of cash for any purpose permitted under the Finance Documents;

(g)	of assets held by any member of the Group if such member of the Group has already contracted to dispose of such assets at the time such member of the Group is acquired;

(h)	made with the prior written consent of the Majority Lenders;

(i)	of cash by the payment of dividends and other distributions in respect of share capital which are not contrary to law;

(j)	made in connection with a Permitted Securitisation; or

(k)
at market value and on arm’s length terms where (i) the higher of the market value and consideration receivable (when aggregated with the higher of the market value and consideration receivable for any other sale, lease, transfer or other disposal by the Group, other than any permitted under paragraphs (a) to (j) above) does not exceed US$500,000,000 (or its equivalent in another currency or currencies) in any financial year or an aggregate of US$1,500,000,000 until the date which is the Facility A Maturity Date or, to the extent that it does exceed such capped amounts, the Disposal Proceeds (which, for the purposes of these excess amounts only, shall not take into account any Excluded Disposal Proceeds) are applied in mandatory prepayment of the Facilities in accordance with the provisions of sub-clauses 12.2.1 to 12.2.4 of Clause 12.2 (Mandatory prepayment and cancellation out of certain proceeds); or (ii) the sale, lease, transfer or other disposal is of assets of New River (other than NRP 104) or of other assets acquired after the date of this Agreement), provided that no sale, lease, transfer or other disposal which would otherwise be permitted pursuant to the terms of paragraphs (a) to (k) (inclusive) above which would be deemed to be a class 1 transaction under the Listing Rules of the Financial Services Authority shall be permitted without the consent of the Majority Lenders.

For the purpose of this Clause 28.4, “ordinary course of business” means the ordinary course of trading of the relevant entity or made as part of the day-to-day operation of the relevant entity as carried on at the date hereof or as part of any activities ancillary to the ordinary course of trading.

28.5	Change of business

The Parent Company shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement.

28.6	Insurance

Each Obligor shall (and the Parent Company shall ensure that each member of the Group will) maintain material insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business (and each member of the Group may maintain insurances with a captive insurer for this purpose).

28.7	Loans and guarantees

28.7.1	No Obligor shall (and the Parent Company shall ensure that no member of the Group will) make any loans or grant any credit.

28.7.2	Sub-clause 28.7.1 above does not apply to:

(a)	loans existing at the date of this Agreement and listed in Schedule 10 (Existing Loans) except to the extent the principal amount of the loans exceeds the amount stated in that Schedule;

(b)	trade credit in the ordinary course of trading;

(c)	loans to directors or employees in the ordinary course of business not exceeding US$10,000,000 in aggregate;

(d)	loans or credit made by one member of the Group to another member of the Group;

(e)	loans entered into pursuant to any Finance Documents;

(f)	loans or credit made with the consent of the Majority Lenders; and

(g)
loans or credit the principal amount of which (when aggregated with the principal amount of any other loans given by any member of the Group other than any permitted under paragraphs (a) to (f) above) does not exceed US$250,000,000 (or its equivalent in another currency or currencies).

28.8	Financial Indebtedness

28.8.1	No Obligor shall (and the Parent Company shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

28.8.2	Sub-clause 28.8.1 above does not apply to:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)	any Existing Financial Indebtedness and any refinancing thereof (to the extent the aggregate amount outstanding is not increased as a result of or pursuant to the refinancing);

(c)	trade credit in the ordinary course of trading;

(d)	Financial Indebtedness to the extent owed by one member of the Group to another member of the Group;

(e)	Financial Indebtedness incurred by a Guarantor;

(f)
any Financial Indebtedness not otherwise described in this sub-clause 28.8.2 to the extent it is (i) required to be applied in prepayment and cancellation of the Facilities pursuant to sub-clauses 12.2.1 to 12.2.4 inclusive of Clause 12.2 (Mandatory prepayment and cancellation out of certain proceeds) or (ii) is applied in voluntary prepayment and cancellation of the Facilities pursuant to Clause 11 (Illegality, Voluntary Prepayment and Cancellation);

(g)	a derivative transaction entered into in the ordinary course of treasury operations and not for speculative purposes;

(h)	Financial Indebtedness incurred with the consent of the Majority Lenders;

(i)
any Financial Indebtedness of New River or its Subsidiaries existing at the time of the Acquisition (and any refinancing thereof (to the extent that the aggregate amount outstanding is not increased as a result of or pursuant to the refinancing)) if that Financial Indebtedness was not created in contemplation of the Acquisition and (other than in relation to the New River Convertible Bond) if that Financial Indebtedness is repaid within six months of the Acquisition;

(j)	any Permitted Securitisation;

(k)
unsecured loan notes issued by any member of the Group (including unsecured loan notes guaranteed by the Parent Company and issued by another member of the Group) pursuant to a loan note alternative to an offer which complies with all of the following conditions: (i) the offer is an offer made by or on behalf of a member of the Group to acquire (inter alia) all the ordinary shares in a public company which are not owned by the offeror or by any member of the Group, or a scheme of arrangement proposed by such a public company for a corresponding purpose; (ii) the offer is for cash consideration or includes a cash alternative; and (iii) the offer is subject to and complies with the UK Takeover Code or any law or regulation which replaces it provided that such loan notes will only fall within this paragraph (k) to the extent that the aggregate principal amount outstanding of such loan notes at any time does not exceed an amount equal to the aggregate of the Available Commitments of all the Revolving Facility Lenders under the Revolving Facility at such time;

(l)
until such time as (i) all amounts outstanding under or in respect of Facility A and Facility B have been repaid in full and (ii) the Total Revolving Facility Commitments have been reduced to US$500,000,000 in accordance with Clause 12.2 (Mandatory prepayment and cancellation out of certain proceeds), Clause 11.2 (Voluntary cancellation) or Clause 11.3 (Voluntary prepayment of Loans), other Financial Indebtedness, the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness incurred by any member of the Group other than any permitted under paragraphs (a) to (k) above) does not, at any time, exceed US$200,000,000 (or its equivalent in another currency or currencies); and

(m)
following (i) the repayment in full of all amounts outstanding under Facility A and Facility B and (ii) the reduction of the Total Revolving Facility Commitments to US$500,000,000 (in accordance with subclause 12.2 (Mandatory prepayment and cancellation out of certain proceeds),  subclause 11.2 (Voluntary Cancellation) or subclause 11.3 (Voluntary Prepayment of Loans)) other Financial Indebtedness, the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness incurred by any member of the Group other than any permitted under paragraphs (a) to (k) above) does not, at any time, exceed US$500,000,000 (or its equivalent in another currency or currencies).

28.9	Compliance with ERISA

No Obligor shall:

28.9.1
allow, or permit any of its ERISA Affiliates to allow, (i) any Employee Plan with respect to which any Obligor or any of its ERISA Affiliates may have any liability to be voluntarily terminated, (ii) any Obligor or ERISA Affiliates to withdraw from any Employee Plan, (iii) any ERISA Event to occur with respect to any Employee Plan, or (iv) any unwaived Accumulated Funding Deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) to exist involving any of its Employee Plans, to the extent that any of the events described in (i), (ii), (iii) or (iv), singly or in the aggregate, could have a Material Adverse Effect;

28.9.2
allow, or permit any of its ERISA Affiliates to allow, the aggregate amount of any Unfunded Pension Liabilities among all Employee Plans (taking into account only Employee Plans with Unfunded Pension Liabilities existing at the time) at any time to exceed an amount which would be reasonably likely to have a Material Adverse Effect;

28.9.3
fail, or permit any of its ERISA Affiliates to fail, to comply in any material respect with ERISA or the related provisions of the Code, if any such non-compliance, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or

28.9.4	establish or become part of a Multiemployer Plan.

28.10	Conduct of the Acquisition

28.10.1
The Company shall ensure that no material amendments (including, without limitation, any amendments to, or waivers of, any of the conditions to the Offer (as defined in the Acquisition Agreement)) are made to the Acquisition Documents without the prior consent of the Arrangers, unless such changes are required by applicable law or regulations.

28.10.2	The Company shall comply with all material obligations under the terms of the Acquisition Documents.

29.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 29 is an Event of Default (subject to, in the case of an Event of Default relating to the Acquisition of New River and its Subsidiaries, the remedy period referred to in Clause 29.14 (Clean up period)).

29.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

29.1.1	its failure to pay is caused by administrative or technical error; and

29.1.2	payment is made within five Business Days of its due date.

29.2	Financial covenants

Any requirement of Clause 27 (Financial covenants) is not satisfied.

29.3	Other obligations

29.3.1	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 29.1 (Non-payment) and Clause 29.2 (Financial covenants)).

29.3.2
No Event of Default under sub-clause 29.3.1 above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the Facility Agent giving notice to the Parent Company or the Parent Company becoming aware of the failure to comply.

29.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and which, if the circumstances giving rise to the misrepresentation or the misrepresentation are capable of remedy, are not remedied within 20 Business Days of the Facility Agent giving notice to the Parent Company or the Parent Company becoming aware of the misrepresentation.

29.5	Cross default

29.5.1	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

29.5.2	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

29.5.3	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

29.5.4
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

29.5.5
No Event of Default will occur under this Clause 29.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within sub-clauses 29.5.1 to 29.5.4 above is less than US$50,000,000 (or its equivalent in any other currency or currencies).

29.6	Insolvency

29.6.1	A Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

29.6.2	The value of the assets of any Material Company is less than its liabilities (taking into account contingent and prospective liabilities).

29.6.3	A moratorium is declared in respect of any indebtedness of any Material Company.

29.6.4	A Material Company incorporated in Jersey becomes bankrupt within the meaning of the Interpretation (Jersey) Law 1954.

29.7	Insolvency proceedings

29.7.1	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company other than a solvent liquidation or reorganisation of any Material Company which is not an Obligor;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Material Company;

(c)
the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Company which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager, viscount or other similar officer in respect of any Material Company or any of its assets;

(d)	enforcement of any Security over any assets of any Material Company; or

(e)	a declaration of “en désastre” being made in respect of any assets of any Material Company,

or any analogous procedure or step is taken in any jurisdiction.

29.7.2
Notwithstanding paragraphs (a) to (e) above, an Event of Default will occur under this Clause 29.7 only if, in the case of a petition being presented or an application made for the appointment of a liquidator or administrator, it is not discharged within 21 days.

29.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a Material Company which has an aggregate value of not less than US$10,000,000.

29.9	Ownership of the Obligors

An Obligor (other than the Parent Company) is not or ceases to be a Subsidiary of the Parent Company.

29.10	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

29.11	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

29.12	Material adverse change

29.12.1
A material adverse change occurs in the business, operations, assets or financial condition of the Group, considered as a whole, which is likely to have a material adverse effect on the ability of the Obligors, taken as a whole, or the Parent Company to meet their respective payment obligations under this Agreement.

29.12.2
For the purpose of a determination in respect of sub-clause 29.12.1 above, the following events and information will be considered not to have a material adverse effect described under sub-clause 29.12.1 above:

(a)
any litigation, arbitration, administrative or regulatory proceedings disclosed in the 10-Q and 10-K statements of the Company or New River most recently filed with the SEC prior to the date of this Agreement; or

(b)	completion of the Acquisition,

and, for the avoidance of doubt, a product coming off patent or orphan designation in the normal course of its life cycle (including the financial effects thereof) shall not constitute a material adverse change under this Clause 29.12.

29.13	Employee Plans

Any ERISA Event shall have occurred or Clause 28.9 (Compliance with ERISA) shall be breached, and the liability of a US Obligor or its ERISA Affiliates, either individually or in the aggregate, related to such ERISA Event or breaches, individually or when aggregated with all other ERISA Events and all other such breaches, would have or would be reasonably expected to have a Material Adverse Effect.

29.14	Clean up period

29.14.1
For a period of 4 Months from (and including) the date on which a member of the Group becomes the owner of record of the shares or other assets the subject of the Acquisition, an event which would otherwise constitute a Default or an Event of Default but for this Clause 29.14 will not constitute an Event of Default, provided that:

(a)	it is an event which is capable of remedy; and

(b)	that event relates to New River and/or its Subsidiaries.

29.14.2
For a period of 3 months from (and including) the date on which a member of the Group becomes the owner of record of the shares or other assets which are the subject of a subsequent acquisition, an event which would otherwise constitute a Default or an Event of Default but for this Clause 29.14 will not constitute an Event of Default, provided that:

(a)	it is an event which is capable of remedy; and

(b)	that event relates to the target company or target undertaking of that further acquisition, or the Subsidiaries of such target company or target undertaking.

29.15	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing but subject to the terms of Clause 4.7 (Utilisations during the Certain Funds Period) the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent Company:

29.15.1	cancel the Total Commitments whereupon they shall immediately be cancelled;

29.15.2
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

29.15.3	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

If an Event of Default under Clause 29.7 (Insolvency proceedings) shall occur in respect of any US Obligor as a result of the filing by or against such US Obligor of a petition for relief under the United States Bankruptcy Code, then, without notice to such US Obligor or any other act by the Facility Agent or any other person, the Loans to such US Obligor, interest thereon and all other amounts owed by such US Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

SECTION 9
CHANGES TO PARTIES

30.	CHANGES TO THE LENDERS

30.1	Assignments and transfers by the Lenders

Subject to this Clause 30, a Lender (the “Existing Lender”) may:

30.1.1	assign any of its rights; or

30.1.2	transfer by novation any of its rights and obligations,

to another bank or financial institution (the “New Lender”) provided that:

30.1.3
any Revolving Lender which transfers all or any part of its Revolving Commitment shall in addition transfer or procure its Affiliate to transfer, as the case may be, a pro rata proportion of its or its Affiliate’s Swingline Commitment (if any); and

30.1.4
any Swingline Lender which transfers all or any part of its Available Swingline Commitment shall in addition transfer or procure its Affiliate to transfer, as the case may be, a pro rata portion of its or its Affiliate’s Revolving Commitment (if any).

30.2	Conditions of assignment or transfer

30.2.1	A transfer of part of a Commitment or the rights and obligations under this Agreement by an Existing Lender must be in a minimum amount of US$10,000,000.

30.2.2
Subject to sub-clause 30.2.1 above, an Existing Lender may transfer a part of each of its Facility A Commitments, Facility B Commitments and Revolving Facility Commitments separately, and is not required to pro rate the amounts transferred across each Facility.

30.2.3	The consent of the Parent Company is required for an assignment or transfer by an Existing Lender, unless:

(a)	the assignment or transfer is to another Lender or an Affiliate of a Lender; or

(b)	at the time of the assignment or transfer, an Event of Default has occurred and is continuing.

30.2.4
The consent of the Parent Company to an assignment or transfer must not be unreasonably withheld or delayed.  The Parent Company will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent Company within that time.

30.2.5	An assignment will be effective only on:

(a)	receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender;

(b)
performance by the relevant Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which that Agent shall promptly notify to the Existing Lender and the New Lender; and

(c)	entry by the New Lender into a Confidentiality Undertaking with the Parent Company.

30.2.6
A transfer will only be effective if the procedure set out in Clause 30.5 (Procedure for transfer) is complied with and if the New Lender has, prior to the Transfer Date, entered into a Confidentiality Undertaking with the Parent Company.

30.2.7	If:

(a)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment (or increased payment) to the New Lender or Lender acting through its new Facility Office under Clause 19 (Tax gross-up and indemnities) or Clause 20 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment (or increased payment) under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred provided that (without prejudice to sub-clause 19.2.8 of Clause 19.2 (Tax gross-up)) this sub-clause 30.2.7 shall not prevent an Obligor from being required to pay an increased amount under Clause 19 (Tax gross-up and indemnities) to a Treaty Lender which becomes a Lender on the Syndication Date.

30.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of US$3,000.

30.4	Limitation of responsibility of Existing Lenders

30.4.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(b)	the financial condition of any Obligor;

(c)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

30.4.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(b)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

30.4.3	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 30; or

(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

30.5	Procedure for transfer

30.5.1
Subject to the conditions set out in Clause 30.2 (Conditions of assignment or transfer) a transfer is effected in accordance with sub-clause 30.5.3 below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to sub-clause 30.5.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

30.5.2
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is reasonably satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

30.5.3	On the Transfer Date:

(a)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(b)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(c)
the Facility Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender shall become a Party as a “Lender”.

30.6	Copy of Transfer Certificate to Parent Company

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Parent Company a copy of that Transfer Certificate.

30.7	Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

30.7.1	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

30.7.2
with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

30.7.3	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to sub-clauses 30.7.1 and 30.7.2 above, the person to whom the information is to be given has entered into a Confidentiality Undertaking with that Lender prior to the disclosure of the information the subject of the Confidentiality Undertaking.

31.	CHANGES TO THE OBLIGORS

31.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

31.2	Additional Borrowers

31.2.1
Subject to compliance with the provisions of sub-clauses 26.6.3 and 26.6.4 of Clause 26.6 (“Know your customer” checks), the Parent Company may request that any of its Subsidiaries becomes an Additional Borrower.  That Subsidiary shall become an Additional Borrower if:

(a)
all the Lenders approve the addition of that Subsidiary (which approval is not to be unreasonably withheld) other than in the case of a Subsidiary incorporated in the United Kingdom or the United States of America, in which case no approval by the Lenders is required;

(b)	the Parent Company delivers to the Facility Agent a duly completed and executed Accession Letter;

(c)	the Parent Company confirms that no Default is continuing or will occur as a result of that Subsidiary becoming an Additional Borrower; and

(d)
the Facility Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent, acting reasonably.

31.2.2
The Facility Agent shall notify the Parent Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent).

31.3	Resignation of a Borrower

31.3.1	The Parent Company may request that a Borrower (other than the Parent Company) ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

31.3.2	The Facility Agent shall accept a Resignation Letter and notify the Parent Company and the Lenders of its acceptance if:

(a)	no Default is continuing or will result from the acceptance of the Resignation Letter (and the Parent Company has confirmed this is the case); and

(b)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

31.4	Additional Guarantors

31.4.1
Subject to compliance with the provisions of sub-clauses 26.6.3 and 26.6.4 of Clause 26.6 (“Know your customer” checks), the Parent Company may request that any of its Subsidiaries become an Additional Guarantor.  That Subsidiary shall become an Additional Guarantor if:

(a)	the Parent Company delivers to the Facility Agent a duly completed and executed Accession Letter; and

(b)
the Facility Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance reasonably satisfactory to the Facility Agent.

31.4.2
The Facility Agent shall notify the Parent Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent).

31.5	Repetition of representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

31.6	Resignation of a Guarantor

31.6.1	The Parent Company may request that a Guarantor (other than the Parent Company) ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

31.6.2	The Facility Agent shall accept a Resignation Letter and notify the Parent Company and the Lenders of its acceptance if:

(a)	no Default is continuing or will result from the acceptance of the Resignation Letter (and the Parent Company has confirmed this is the case); and

(b)	(other than in relation to the resignation of the Parent Company as a guarantor) all the Lenders have consented to the Parent Company’s request.

SECTION 10
THE FINANCE PARTIES

32.	ROLE OF THE AGENTS AND THE ARRANGERS

32.1	Appointment of the Agents

32.1.1	Each other Finance Party appoints each of the Agents to act as its agent under and in connection with the Finance Documents.

32.1.2
Each other Finance Party authorises each Agent to exercise the rights, powers, authorities and discretions specifically given to that Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

32.2	Duties of the Agents

32.2.1	An Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

32.2.2	Except where a Finance Document specifically provides otherwise, an Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

32.2.3	If an Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

32.2.4
If an Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agents or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

32.2.5	Each Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

32.3	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

32.4	No fiduciary duties

32.4.1	Nothing in this Agreement constitutes any Agent or Arranger as a trustee or fiduciary of any other person.

32.4.2	Neither an Agent nor an Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

32.5	Business with the Group

An Agent or Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

32.6	Rights and discretions of the Agents

32.6.1	An Agent may rely on:

(a)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

32.6.2	An Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 29.1 (Non-payment));

(b)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(c)	any notice or request made by the Parent Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

32.6.3	An Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

32.6.4	An Agent may act in relation to the Finance Documents through its personnel and agents.

32.6.5	An Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

32.6.6
Notwithstanding any other provision of any Finance Document to the contrary, neither an Agent nor an Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

32.7	Majority Lenders’ instructions

32.7.1
Unless a contrary indication appears in a Finance Document, each Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

32.7.2	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

32.7.3
An Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with an amount in respect of any associated VAT) which it may incur in complying with the instructions.

32.7.4
In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

32.7.5	An Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

32.8	Responsibility for documentation

Neither an Agent nor an Arranger:

32.8.1
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by an Agent, an Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

32.8.2
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

32.9	Exclusion of liability

32.9.1
Without limiting sub-clause 32.9.2 below, an Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

32.9.2
No Party (other than an Agent) may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against such Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of an Agent may rely on this sub-clause 32.9.2 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

32.9.3
No Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

32.9.4
Nothing in this Agreement shall oblige an Agent or Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agents and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agents or the Arrangers.

32.10	Lenders’ indemnity to the Agents

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

32.11	Resignation of an Agent

32.11.1	An Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Parent Company.

32.11.2
Alternatively an Agent may resign by giving notice to the other Finance Parties and the Parent Company, in which case the Majority Lenders (after consultation with the Parent Company) may appoint a successor Agent.

32.11.3
If the Majority Lenders have not appointed a successor Agent in accordance with sub-clause 32.11.2 above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Parent Company) may appoint a successor Agent.

32.11.4
A retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

32.11.5	An Agent’s resignation notice shall only take effect upon the appointment of a successor.

32.11.6
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 32.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

32.11.7
After consultation with the Parent Company, the Majority Lenders may, by notice to an Agent, require it to resign in accordance with sub-clause 32.11.2 above.  In this event, such Agent shall resign in accordance with sub-clause 32.11.2 above.

32.12	Confidentiality

32.12.1
In acting as agent for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

32.12.2
If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and the relevant Agent shall not be deemed to have notice of it.

32.13	Relationship with the Lenders

32.13.1
Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

32.13.2	Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

32.14	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Agent and Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

32.14.1	the financial condition, status and nature of each member of the Group;

32.14.2
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

32.14.3
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

32.14.4
the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by an Agent, any other Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

32.15	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Parent Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

32.16	Agents’ management time

Any amount payable to an Agent under Clause 21.3 (Indemnity to the Facility Agent), Clause 23 (Costs and expenses) and Clause 32.10 (Lenders’ indemnity to the Agents) shall include the cost of utilising the Agent’s extraordinary management time or other extraordinary resources not contemplated at the date of this Agreement (in connection with any Default, any request for or granting of a waiver or consent, or amendment to a Finance Document or the preservation or enforcement of any right arising under the Finance Documents) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Parent Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 18 (Fees).

32.17	Deduction from amounts payable by the Agents

If any Party owes an amount to an Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

32.18	USA Patriot Act

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identity such Obligor in accordance with the USA Patriot Act.

33.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

33.1.1	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

33.1.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

33.1.3	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

34.	SHARING AMONG THE FINANCE PARTIES

34.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 35 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

34.1.1	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the relevant Agent;

34.1.2
that Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 35 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

34.1.3
the Recovering Finance Party shall, within three Business Days of demand by that Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.5 (Partial payments).

34.2	Redistribution of payments

The relevant Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 35.5 (Partial payments).

34.3	Recovering Finance Party’s rights

34.3.1
On a distribution by an Agent under Clause 34.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

34.3.2
If and to the extent that the Recovering Finance Party is not able to rely on its rights under sub-clause 34.3.1 above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

34.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

34.4.1
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 34.2 (Redistribution of payments) shall, upon request of the relevant Agent, pay to that Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

34.4.2
that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

34.5	Exceptions

34.5.1
This Clause 34 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

34.5.2
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION

35.	PAYMENT MECHANICS

35.1	Payments to each Agent

35.1.1
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the relevant Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the relevant Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

35.1.2
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the relevant Agent specifies.

35.2	Distributions by an Agent

Each payment received by an Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to an Obligor), Clause 35.4 (Clawback) and Clause 32.17 (Deduction from amounts payable by the Agents) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

35.3	Distributions to an Obligor

An Agent may (with the consent of the Obligor or in accordance with Clause 36 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

35.4	Clawback

35.4.1
Where a sum is to be paid to an Agent under the Finance Documents for another Party, an Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

35.4.2
If an Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

35.5	Partial payments

35.5.1
If an Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of each Agent and Arranger under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

35.5.2	An Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a) to (d) of sub-clause 35.5.1 above.

35.5.3	Sub-clauses 35.5.1 and 35.5.2 above will override any appropriation made by an Obligor.

35.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

35.7	Business Days

35.7.1
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

35.7.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

35.8	Currency of account

35.8.1	Subject to sub-clauses 35.8.2 to 35.8.5 below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

35.8.2	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

35.8.3	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

35.8.4	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

35.8.5	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

35.9	Change of currency

35.9.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Parent Company); and

(b)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

35.9.2
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Parent Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

36.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

37.	NOTICES

37.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

37.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

37.2.1	in the case of the Company, that identified with its name below;

37.2.2	in the case of each Lender or any Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

37.2.3	in the case of an Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

37.3	Delivery

37.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 37.2 (Addresses), if addressed to that department or officer.

37.3.2
Any communication or document to be made or delivered to an Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

37.3.3	All notices from or to an Obligor shall be sent through an Agent.

37.3.4	Any communication or document made or delivered to the Parent Company in accordance with this Clause 37 will be deemed to have been made or delivered to each of the Obligors.

37.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 37.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

37.5	Electronic communication

37.5.1
Any communication to be made between an Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if that Agent and the relevant Lender:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

37.5.2
Any electronic communication made between an Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to that Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

37.6	English language

37.6.1	Any notice given under or in connection with any Finance Document must be in English.

37.6.2	All other documents provided under or in connection with any Finance Document must be:

(a)	in English; or

(b)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

38.	CALCULATIONS AND CERTIFICATES

38.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

38.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest or proven error, prima facie evidence of the matters to which it relates.

38.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

39.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

40.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

41.	AMENDMENTS AND WAIVERS

41.1	Required consents

41.1.1
Subject to Clause 41.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

41.1.2	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 41.

41.2	Exceptions

41.2.1	An amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	an increase in or an extension of any Commitment;

(e)	a change to the Borrowers or Guarantors other than in accordance with Clause 31 (Changes to the Obligors);

(f)	any provision which expressly requires the consent of all the Lenders; or

(g)	Clause 2.4 (Finance Parties’ rights and obligations), Clause 30 (Changes to the Lenders) or this Clause 41,

shall not be made without the prior consent of all the Lenders.

41.2.2	An amendment or waiver which relates to the rights or obligations of an Agent or Arranger may not be effected without the consent of that Agent or Arranger.

41.3	Replacement of Lender

41.3.1
If at any time any Lender becomes a Non-Consenting Lender (as defined in sub-clause 41.3.3 below), then the Parent Company may, on five Business Days’ prior written notice to the Facility Agent and such Lender:

(a)	cancel the Commitment of the Non-Consenting Lender at the next interest payment or rollover date; or

(b)
require such Lender to (and such Lender shall) transfer pursuant to Clause 30 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to another Lender (a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

41.3.2	The replacement of a Lender pursuant to this Clause 41.3 shall be subject to the following conditions:

(a)	the Parent Company shall have no right to replace the Facility Agent;

(b)	neither the Facility Agent nor the Lender shall have any obligation to the Parent Company to find a Replacement Lender;

(c)
in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 10 Business Days after the date the Non-Consenting Lender notifies the Parent Company and the Facility Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents requested by the Parent Company; and

(d)	in no event shall the Lender replaced under this Clause 41.3 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

41.3.3	In the event that:

(a)	the Parent or the Facility Agent (at the request of the Parent Company) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

(b)	the waiver or amendment in question requires the consent of all the Lenders; and

(c)
Lenders whose Commitments aggregate 85 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 85 per cent. or more of the Total Commitments prior to that reduction) have consented to such waiver or amendment, then any Lender who has declined or failed to consent or provide approval by the later of (i) the date nominated by the Facility Agent in the request to the Lenders as a deadline for response, and (ii) 3 Business Days after such 85 per cent. Lender approval or consent has been received shall be deemed a “Non-Consenting Lender”.

42.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

43.	GOVERNING LAW

This Agreement is governed by English law.

44.	ENFORCEMENT

44.1	Jurisdiction

44.1.1
The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

44.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

44.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

44.2.1	irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

44.2.2	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned,

and the Company hereby accepts such appointment on the terms of this Clause 44.2.

44.3	Waiver of jury trial

Each of the parties to this Agreement irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any of the Finance Documents.

This Agreement has been entered into, and amended and restated, on the dates stated at the beginning of this Agreement.

SCHEDULE 1
THE PARTIES

Part I
The Obligors

Name of Original Borrower	Registration number (or equivalent, if any)	Country / state of incorporation

Shire plc	05492592	England and Wales

Name of Additional Borrower	Registration number (or equivalent, if any)	Country / state of incorporation

Shire Limited	99854	Jersey

Shire Holdings UK Limited	04666500	England and Wales

Shire Pharmaceuticals Group Limited	02883758	England and Wales

Shire Global Finance Limited	05418960	England and Wales

Shire Holdings Europe Limited	03158354	England and Wales

Shire Pharmaceuticals Ireland Limited		The Republic of Ireland

Shire Holdings US AG		The State of Delaware

Shire LLC		The Commonwealth of Kentucky

Name of Additional Guarantor	Registration number (or equivalent, if any)	Country / state of incorporation

Shire Limited	99854	Jersey

Part II
The Original Term Lenders2

Name of Original Term Lender	Facility A Commitment	Facility B Commitment	Facility Office

ABN AMRO Bank N.V.	US$ 250,000,000	US$75,000,000	250 Bishopsgate, London EC2M 4AA

Barclays Bank PLC	US$250,000,000	US$75,000,000	5 The North Colonnade, Canary Wharf, London E14 4BB

Citibank, N.A., London	US$250,000,000	US$75,000,000	Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB

The Royal Bank of Scotland plc	US$250,000,000	US$75,000,000	135 Bishopsgate, London EC2M 3UR

2 The Term Loans have been repaid and the Facility A Commitments and the Facility B Commitments have been cancelled.

Part III
The Original Revolving Lenders3

Name of Original Revolving Lender	Revolving Commitment	Facility Office

ABN AMRO Bank N.V.	US$250,000,000	250 Bishopsgate, London EC2M 4AA

Barclays Bank PLC	US$250,000,000	5 The North Colonnade, Canary Wharf, London E14 4BB

Citibank, N.A., London	US$250,000,000	Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB

The Royal Bank of Scotland plc	US$250,000,000	135 Bishopsgate, London EC2M 3UR

3 Please see Part I of Schedule 2 (The Lenders) to the Syndication and Amendment Agreement for Revolving Facility Commitments on the Syndication Date.

Part IV
The Original Dollar Swingline Lenders4

Name of Original Dollar Swingline Lender	Swingline Commitment	Facility Office

ABN AMRO Bank N.V.	US$62,500,000	540 West Madison Street, Suite 2621 Chicago, IL 60661, USA

Barclays Bank PLC	US$62,500,000	c/o Barclays Group Inc., Client Services Unit as US Dollar Funding Administrator, 11th Floor, 222 Broadway, New York, NY 10038 USA

Citicorp USA, Inc.	US$62,500,000	2 Penns Way, New Castle DE. 19720, USA

The Royal Bank of Scotland plc	US$62,500,000	101 Park Avenue, 12th Floor, New York, NY 10178, USA

 4 Please see Part II of Schedule 2 (The Lenders) to the Syndication and Amendment Agreement for Dollar Swingline Commitments on the Syndication Date.

Part V
The Original Euro Swingline Lenders5

Name of Original Euro Swingline Lender	Swingline Commitment	Facility Office

ABN AMRO Bank N.V.	US$62,500,000	250 Bishopsgate, London EC2M 4AA

Barclays Bank PLC	US$62,500,000	5 The North Colonnade, Canary Wharf, London E14 4BB

Citibank, N.A., London	US$62,500,000	Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB

The Royal Bank of Scotland plc	US$62,500,000	135 Bishopsgate, London EC2M 3UR

 5 Please see Part III of Schedule 2 (The Lenders) to the Syndication and Amendment Agreement for Euro Swingline Commitments on the Syndication Date.

SCHEDULE 2
CONDITIONS PRECEDENT

Part I
Conditions precedent to initial Utilisation

1.	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor.

(b)
A copy of a good standing certificate (including verification of tax status) with respect to each US Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each US Obligor’s jurisdiction of incorporation or organisation.

(c)	A copy of a resolution of the board of directors (or a duly appointed committee of the board of directors) of each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(d)	An extract from a resolution of the board of directors of each Original Obligor evidencing due appointment of the committee of the board of directors referred to in paragraph (c) above.

(e)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

(f)
A certificate of the Company (signed by a director or other authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Revolving Facility Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(g)
A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinions

(a)	A legal opinion of Clifford Chance LLP legal advisers to the Arrangers and the Agents in England.

(b)
If an Original Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arrangers and Agents or the Company, as the case may be, in the relevant jurisdiction.

3.	Other documents and evidence

(a)	Duly executed Fee Letters, this Agreement and the Mandate Letter.

(b)	Evidence that any agent for service of process referred to in Clause 44.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(c)	The Original Financial Statements and interim financial statements of the Company.

(d)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 18 (Fees) and Clause 23 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(e)	Any information that is requested by a Finance Party (acting reasonably) to ensure compliance with applicable “Know Your Customer” requirements.

(f)	Evidence of cancellation of the facilities under the 2005 Agreement.

(g)
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be reasonably necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

Part II
Conditions precedent to Certain Funds Utilisation

1.	Evidence that the Acceptance Date (as defined in the Acquisition Agreement) has occurred or will occur on or immediately after the first Certain Funds Utilisation.

2.	In relation to the Acquisition, projections from the combined Group financial model substantially in the form already distributed.

3.	A copy of the Acquisition Documents, including a post Acquisition group structure chart and a sources and uses statement in a form and substance satisfactory to the Arrangers, acting reasonably.

4.
A copy of the shareholder circular to be sent by the Company to its shareholders (including, to the extent that the Acquisition is a Class 1 Acquisition (as defined in the Listing Rules of the Financial Services Authority), a copy of a resolution of the shareholders of the Company approving the terms of the Acquisition, a shareholders working capital statement issued for the purposes of the Acquisition, and a copy of the working capital report) and a copy of the press release announcing that the Company’s shareholders have passed the resolution(s) set out in such shareholder circular.

5.	An executed copy of the Tender and Support Agreement.

6.	An executed copy of the certificate from New River in respect of conditions 2(c), (d) and (e) as described in Annex 1 of the Acquisition Agreement.

7.
A certificate of the Company (signed by a director or other authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

8.	Evidence that the Company has completed a rights issue or other equity issuance in an amount sufficient to raise gross proceeds of not less than £415,000,000.

Part III
Conditions precedent required to be
delivered by an Additional Obligor

1.	An Accession Letter, duly executed by the Additional Obligor and the Parent Company.

2.	A copy of the constitutional documents of the Additional Obligor.

3.
If the Additional Obligor is a US Obligor, a copy of a good standing certificate (including verification of tax status) with respect to the Additional Obligor, issued as of a recent date by the Secretary of State or other appropriate official of the Additional Obligor’s jurisdiction of incorporation or organisation.

4.	A copy of a resolution of the board of directors (or a duly appointed committee of the board of directors) of the Additional Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

6.
A certificate of the Additional Obligor (signed by a director or other authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7.
A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part III of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be reasonably necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9.	If available, the latest audited financial statements of the Additional Obligor.

10.	A legal opinion of Clifford Chance LLP, legal advisers to the Arrangers and the Agents in England.

11.
If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arrangers and the Agents or the Parent Company, as the case may be, in the jurisdiction in which the Additional Obligor is incorporated.

12.
If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the agent for service of process specified in Clause 44.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

SCHEDULE 3
REQUESTS

Part I
Utilisation Request – Term Loans and Revolving Loan

From:      [Borrower]

To:          [Facility Agent]

Dated:

Dear Sirs

Shire Limited – US$1,200,000,000 Multi-Currency Term and Revolving Facilities Agreement
dated 20 February 2007, as amended and restated on 19 July 2007 and as further amended and restated on 23 May 2008 (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility A]/[Facility B]*/Revolving Facility*

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.	We confirm that each condition specified in Clause 4.3 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.
[We confirm that the fees, costs and expenses due from the Company pursuant to Clause 18 (Fees) and Clause 23 (Costs and Expenses) of the Agreement have been paid, or if not, will be paid out of the Amount specified in paragraph 2 above]**

5.	The proceeds of this Loan should be credited to [account].

6.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………
authorised signatory for
[name of relevant Borrower]

* delete as appropriate

** To be included in the First Utilisation Request

Part II
Utilisation Request – Swingline Loan

From:        [Borrower]

To:           [Swingline Agent]

Dated:

Dear Sirs

Shire Limited – US$1,200,000,000 Multi-Currency Term and Revolving Facilities Agreement
dated 20 February 2007, as amended and restated on 19 July 2007 and as further amended and restated on 23 May 2008 (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Swingline Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	Swingline Facility

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.	We confirm that each condition specified in Clause 6.4 (Swingline Lenders’ participation) of the Agreement is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Swingline Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………
authorised signatory for
[name of relevant Borrower]

SCHEDULE 4
MANDATORY COST FORMULAE

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent.  This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

(a)	in relation to a sterling Loan:

per cent. per annum

(b)	in relation to a Loan in any currency other than sterling:

per cent. per annum.

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in sub-clause 15.3.1 of Clause 15.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.
Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.
The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.
The Facility Agent may from time to time, after consultation with the Parent Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions), such changes being consistent with any generally accepted conventions and market practice in the Relevant Interbank Market, and any such determination shall, in the absence of manifest or proven error, be conclusive and binding on all Parties.

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE

To:            [            ] as Facility Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Shire Limited – US$1,200,000,000 Multi-Currency Term and Revolving Facilities Agreement
dated 20 February 2007, as amended and restated on 19 July 2007 and as further amended and restated on 23 May 2008 (the “Agreement”)

1.
We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 30.5 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 30.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 37.2 (Addresses) of the Agreement are set out in the Schedule.

3.
The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in sub-clause 30.4.3 of Clause 30.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.	The New Lender confirms that [it is a Qualifying Lender] [it is not a Qualifying Lender].[6]

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.	This Transfer Certificate is governed by English law.

6 Delete as applicable

THE SCHEDULE
Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [           ].

[Facility Agent]

By:

SCHEDULE 6
FORM OF ACCESSION LETTER

To:           [  ] as Facility Agent

From:      [Subsidiary] and [Parent Company]

Dated:

Dear Sirs

Shire Limited – US$1,200,000,000 Multi-Currency Term and Revolving Facilities Agreement
dated 20 February 2007, as amended and restated on 19 July 2007 and as further amended and restated on 23 May 2008 (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.
[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [31.2 (Additional Borrowers)]/[Clause 31.4 (Additional Guarantors)] of the Agreement.  [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

4.	This Accession Letter is governed by English law.

[5.           This Guarantor Accession Letter is entered into by a deed.]

[Parent Company]	[Subsidiary]

SCHEDULE 7
FORM OF RESIGNATION LETTER

To:           [  ] as Facility Agent

From:      [resigning Obligor] and [Parent Company]

Dated:

Dear Sirs

Shire Limited – US$1,200,000,000 Multi-Currency Term and Revolving Facilities Agreement
dated 20 February 2007, as amended and restated on 19 July 2007 and as further amended and restated on [] May 2008 (the “Agreement”)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.
Pursuant to [Clause 31.3 (Resignation of a Borrower)]/[Clause 31.6 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3.	We confirm that:

(a)	no default is continuing or would result from the acceptance of this request; and

(b)	[ ]

4.	This Resignation Letter is governed by English law.

[Parent Company]	[Subsidiary]

By:	By:

SCHEDULE 8
FORM OF COMPLIANCE CERTIFICATE

To:           [           ] as Facility Agent

From:     [Parent Company]

Dated:

Dear Sirs

Shire Limited – US$1,200,000,000 Multi-Currency Term and Revolving Facilities Agreement
dated 20 February 2007, as amended and restated on 19 July 2007 and as further amended and restated on [] May 2008 (the “Agreement”)

1.
We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

[insert details of financial covenants and whether the Borrower is in compliance with those covenants]

3.	[We confirm that no Default is continuing.]

4.	We confirm that the Ratio of Net Debt to EBITDA is [•]:1, and that therefore the Facility A Margin should be [•] per cent. and the Revolving Facility Margin should be [•] per cent..

Signed: ……………………..	Signed: ……………………..
Director	Director
of	of
[Parent Company]	[Parent Company]

SCHEDULE 9
EXISTING SECURITY

Name of member of the Group	Security	Total Principal Amount of Indebtedness Secured

Shire LLC	Money Market Fund Account with STI Classic Funds, collateral against equipment leases	US$5,699,619

SPG Insurance Company Ltd.	Liquidity Fund account with Barclays Global Investors, collateral against Letter of Credit issued by Barclays in favour of Zurich Insurance	US$15,264,853

Shire Italy S.p.A.	Deposit Collateral for car leasing arrangement	EUR201,074

Shire Pharmaceuticals Iberia SL	Deposit Collateral against miscellaneous rental, lease and other obligations	EUR127,030

Shire France S.A.	Deposit Collateral against office rent and sub-contractor obligations	EUR132,226

Shire Deutschland GmbH & Co. KG	Deposit Collateral against office rent obligations	EUR61,804

Shire Holdings AG	Deposit Collateral against office rent obligations	CHF10,699

Transkaryotic or any of its Subsidiaries	Marketable Securities totalling US$7,821,790 collateral for letters of credit over lease obligations	US$7,821,790

Shire Human Genetic Therapies Srl	Research Grant guarantee	EUR 422,395.25

SCHEDULE 10
EXISTING LOANS

Name of member of the Group	Loan	Total Principal Amount of Existing Loans

Shire LLC	Loan Facility between Shire LLC and ID Biomedical Corporation	US$43,103,041

SCHEDULE 11
EXISTING FINANCIAL INDEBTEDNESS

Name of member of the Group	Financial Indebtedness	Total Principal Amount of Existing Financial Indebtedness

Shire Pharmaceuticals Inc.	Counter Indemnity from Shire Pharmaceuticals Inc. to PNC Bank, NA for US$68,824 Stand-by Letter of Credit ref: 18101044-00-000 in favour of Tredyffrin Township	US$6,257

SPG Insurance Company Ltd.	Liquidity Fund account with Barclays Global Investors, collateral against Letter of Credit issued by Barclays in favour of Zurich Insurance	US$15,264,853

Transkaryotic or any of its Subsidiaries	Marketable Securities totalling US$7,821,790 collateral for letters of credit over lease obligations	US$7,821,790

New River	US$137,750,000 3.50% Convertible Notes due 2013	US$137,750,000

Shire Limited (substituted in place of Shire plc as principal obligor at the Effective Time)	US$1,100,000,000 2.75% Convertible Bonds due 2014	US$1,100,000,000

SCHEDULE 12
 FORM OF CONFIDENTIALITY UNDERTAKING

CONFIDENTIALITY AGREEMENT

DATED:

PARTIES:

(1)	[ ] (“Discloser”); and

(2)	[ ] (“Recipient”).

RECITALS:

The Discloser is willing to disclose to the Recipient and the Recipient wishes to receive certain Confidential Information (as defined below) for the Purpose (as defined below) on the terms and conditions set out in this Agreement.

OPERATIVE PROVISIONS:

1.	DEFINITIONS

1.1	In this Agreement:

Affiliates
means any company or other entity which directly or indirectly controls, is controlled by or is under common control with a Party, where ‘control’ means the ownership of more than 50 per cent. of the issued share capital or other equity interest or the legal power to direct or cause the direction of the general management and policies of such Party, company or other entity;

Confidential Information	means all information, data and any other material relating to Shire’s and its Affiliates’ business, projects or products, being information:

(i)
disclosed by the Discloser or its Representatives to the Recipient or its Representatives or acquired directly or indirectly from the Discloser or its Representatives by the Recipient or its Representatives in each case for the purposes of or in connection with the Purpose and whether in written, electronic, oral, visual or other form;

(ii)
generated by way of any analysis, compilations, data studies or other documents prepared by the Recipient or its Representatives containing, reflecting or based in whole or in part on information referred to in (i) above; and

(iii)	regarding the existence, nature or status of any discussions between the Parties or their Representatives with respect to the Purpose, including the existence and terms of this Agreement;

Confidential Information shall not include information, data and any other material that:

(a)
is public knowledge at the time of disclosure under this Agreement or which subsequently becomes public knowledge (other than as a result of a breach of this Agreement or other fault on the part of the Recipient or its Representatives); or

(b)
was lawfully in the possession of the Recipient or its Representatives prior to its disclosure under this Agreement or which subsequently comes into its or their possession from a third party (to the best of its or their knowledge having made due enquiry, otherwise than in breach of any obligation of confidentiality owed to the Discloser or its Representatives, either directly or indirectly);

Party and Parties	means respectively the Discloser or the Recipient or, as the case may be, both such parties;

Purpose	means the use of the Confidential Information to allow [the Parties to discuss the possibility of the Recipient acquiring] / [the Recipient to acquire][7] an interest in a financial facility to Shire;

Representatives	means the Affiliates of each Party and the directors, officers, employees, agents, representatives, attorneys and advisors of each Party and each Party’s Affiliates; and

Shire	means Shire Limited, a company incorporated in Jersey under the Companies (Jersey) Law 1991 with registered number 99854.

7 Delete as appropriate

1.2	In this Agreement, unless the context otherwise requires:

1.2.1	references to “persons” includes individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

1.2.2	the headings are inserted for convenience only and do not affect the construction of the Agreement;

1.2.3	references to one gender includes both genders; and

1.2.4	a “Party” includes references to that party’s successors and permitted assigns.

2.	USE AND NON-DISCLOSURE

2.1
Subject to the terms of this Agreement, in consideration of the disclosure of the Confidential Information by or on behalf of the Discloser to the Recipient or its Representatives, the Recipient undertakes:

2.1.1	not to use the Confidential Information nor allow it to be used by its Representatives for any purpose other than the Purpose and to cease to use it upon request by the Discloser;

2.1.2
to treat and maintain the Confidential Information in strict confidence and not to directly or indirectly communicate or disclose it in any way to any other person without the Discloser’s express prior written consent, except to such of the Recipient’s Representatives who reasonably require access to the Confidential Information for the Purpose and who are notified of the terms of this Agreement and who owe a duty of confidence to the Recipient in respect the Confidential Information;

2.1.3
to assume responsibility and liability for any breach of the terms of this Agreement by any of the Recipient’s Representatives (or actions which would amount to such a breach if the same were party to this Agreement) who have access to the Confidential Information; and

2.1.4
to take all reasonable measures and appropriate safeguards commensurate with those which the Recipient employs for the protection of its confidential information (and to procure that all such steps are taken by its Representatives) to maintain the confidentiality of the Confidential Information, to copy the Confidential Information only to the extent reasonably necessary to achieve the Purpose and not to permit unsupervised copying of the Confidential Information.

2.2	No disclosure or announcement to any third party of the Confidential Information may be made by the Recipient or on its behalf except where:

2.2.1	such disclosure is compelled by a court of law, statute, regulation or securities exchange;

2.2.2	the Discloser has, where practicable, been given sufficient written notice in advance to enable it to seek protection or confidential treatment of such Confidential Information; and

2.2.3	such disclosure is limited to the extent actually so required.

3.	RIGHTS TO CONFIDENTIAL INFORMATION

3.1
The Recipient acknowledges that nothing in this Agreement is intended to amount to or implies any transfer, licence or other grant of rights in relation to the Confidential Information or any other patents, design rights, trade marks, copyrights or other intellectual property rights owned or used by the Discloser.

3.2
The Discloser and its Representatives give no warranty as to the completeness, sufficiency or accuracy of the Confidential Information and accept no liability howsoever arising from the Recipient’s or its Representatives’ use of the Confidential Information.  Accordingly, neither the Discloser nor its Representatives shall be liable for any direct, indirect or consequential loss or damage suffered by any person howsoever arising, whether in contract or tort, as a result of relying on any statement contained in or omitted from the Confidential Information.  For the avoidance of doubt this clause is without prejudice to the express terms of any agreement entered into by the Discloser and/or its Representatives in connection with the Purpose.

3.3
Nothing in this Agreement shall be or be construed as being an agreement between the Parties or any of their respective Affiliates to enter into any arrangement or further agreement relating to the subject matter of this Agreement, any such arrangement or agreement being the subject of separate negotiations.

3.4
The Recipient acknowledges and agrees that all Confidential Information and all copies thereof shall be and remain the exclusive property of the Discloser.  The Recipient shall or shall procure, on the Discloser’s request and at the Discloser’s option, either the destruction or return of the Confidential Information, without retaining any copies, extracts or other reproductions in whole or in part thereof other than to the extent required to be retained for legal or regulatory purposes (in respect of which the Recipient shall remain under an ongoing duty of confidence).  On the Discloser’s request, all Confidential Information comprising analyses, compilations, data studies or other documents prepared by the Recipient or its Representatives containing or based in whole or in part on the Confidential Information received from the Discloser or reflecting the Recipient’s view of such Confidential Information shall be destroyed by the Recipient save to the extent required to be retained for legal or regulatory purposes (in respect of which the Recipient shall remain under an ongoing duty of confidence).  Upon request, such return and/or destruction shall be certified in writing to the Discloser by an authorised officer of the Recipient supervising such destruction or return.

4.	REMEDIES

Due to the proprietary nature of the Confidential Information, the Parties understand and agree that the Discloser or its Affiliates may suffer irreparable harm in the event that the Recipient fails to comply with any of the obligations contained herein and that monetary damages alone may not be an adequate remedy to compensate the Discloser or its Affiliates for such breach.  Accordingly, the Parties agree that the Discloser or any of its Affiliates, as appropriate, shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of the obligations contained in this Agreement.

5.	DURATION

The term of this Agreement shall be for a period of three years from the date of disclosure under this Agreement.

6.	OTHER PROVISIONS

6.1	Any variation to this Agreement is only valid if it is in writing and signed by or on behalf of each Party.

6.2	This Agreement may not be assigned by a Party without the prior written consent of the other Party.

6.3
Any delay or failure by the Discloser in exercising any right, power or privilege under this Agreement shall not constitute a waiver of such right, power or privilege nor shall any single or partial exercise preclude any future exercise.

6.4
The rights and remedies of each of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general law.

6.5
The provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

6.6
A person who is not a party to this Agreement other than the Discloser’s Affiliate shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.  Notwithstanding the foregoing, this Agreement may be varied or terminated by agreement in writing between the Parties or this Agreement may be rescinded (in each case) without the consent of any such Affiliates.

6.7
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of the Agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

6.8	This Agreement shall be governed by and construed in accordance with English law and subject to the exclusive jurisdiction of the English courts.

Signed for and on behalf of ) [ ] ) )	________________________________ Signature ________________________________ Print Name ________________________________ Print Title

Signed for and on behalf of ) [ ] ) )	________________________________ Signature ________________________________ Print Name ________________________________ Print Title

SCHEDULE 13
TIMETABLES

Revolving and Term Loans

	Loans in euro	Loans in domestic sterling	Loans in dollars	Loans in other currencies

Facility Agent notifies the Parent Company if a currency is approved as an Optional Currency in accordance with Clause 4.4 (Conditions relating to Optional Currencies)	-	-		U-4

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-3 2.00pm	U 9.30am	U-1 2.00pm	U-3 2.00pm

Facility Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	U-3 3.30pm	U 10.00am	U-1 3.30pm	U-3 3.30pm

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-3 5.00pm	U 10.30am	U-1 3.30pm	U-3 5.00pm

LIBOR is fixed	Quotation Day as of 11:00 a.m. London time	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

Swingline Loans

	Loans in euro	Loans in dollars

Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Swingline Loans))	U 10.00am	U 11.00am (New York time)

Swingline Agent determines (in relation to a Utilisation) the Base Currency Amount of the Swingline Loan, if required under Clause 6.4	U 11.00am	U 1.00pm (New York time)

(Swingline Lenders’ participation) and notifies each Swingline Lender of the amount of its participation in the Swingline Loan under Clause 6.4 (Swingline Lenders’ participation)

“U” = date of Utilisation

“U – X” = X Business Days prior to date of Utilisation

SIGNATURES

SHIRE PLC

By: ANGUS RUSSELL

Address:	Hampshire International Business Park
Chineham
Basingstoke
Hampshire RG24 8ED

Contact:	Group Treasurer (copy to Legal Department)

Facsimile:	+44 (0)1256 894713

The Original Borrower

SHIRE PLC

By: ANGUS RUSSELL

Address:	Hampshire International Business Park
Chineham
Basingstoke
Hampshire RG24 8ED

Contact:	Group Treasurer (copy to Legal Department)

Facsimile:	+44 (0)1256 894713

The Original Guarantor

SHIRE PLC

By: ANGUS RUSSELL

Address:	Hampshire International Business Park
Chineham
Basingstoke
Hampshire RG24 8ED

Contact:	Group Treasurer (copy to Legal Department)

Facsimile:	+44 (0)1256 894713

The Arrangers

ABN AMRO BANK N.V.

By: KEVIN LOVELL

By: NICHOLAS CLARK

Address:	250 Bishopsgate
London EC2M 4AA

Contact:	+44 (0)207 678 7022

Facsimile:	+44 (0)207 678 6070

BARCLAYS CAPITAL

By: JOHN LOOMES

Address:	5 The North Colonnade
Canary Wharf
London E14 5BB

Contact:	+44 (0)207 773 2360

Facsimile:	+44 (0)207 773 1572

CITIGROUP GLOBAL MARKETS LIMITED

By: PAUL GIBBS

Address:	Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB

Contact:	+44 (0)207 986 2669

Facsimile:	+44 (0)207 986 4329

THE ROYAL BANK OF SCOTLAND PLC

By: VICTORIA READ

Address:	135 Bishopsgate
London EC2M 3UR

Contact:	+44 (0)207 085 8732

Facsimile:	+44 (0)207 085 5143

The Original Term Lenders

ABN AMRO BANK N.V.

By: KEVIN LOVELL

By: NICHOLAS CLARK

Address:	250 Bishopsgate
London EC2M 4AA

Contact:	+44 (0)207 678 7022

Facsimile:	+44 (0)207 678 6070

BARCLAYS BANK PLC

By: JOHN LOOMES

Address:	5 The North Colonnade
Canary Wharf
London E14 5BB

Contact:	+44 (0)207 773 2360

Facsimile:	+44 (0)207 773 1572

CITIBANK, N.A., LONDON

By: PAUL GIBBS

Address:	Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB

Contact:	+44 (0)207 986 2669

Facsimile:	+44 (0)207 986 4329

THE ROYAL BANK OF SCOTLAND PLC

By: VICTORIA READ

Address:	135 Bishopsgate
London EC2M 3UR

Contact:	+44 (0)207 085 8732

Facsimile:	+44 (0)207 085 5143

The Original Revolving Lenders

ABN AMRO BANK N.V.

By: KEVIN LOVELL

By: NICHOLAS CLARK

Address:	250 Bishopsgate
London EC2M 4AA

Contact:	+44 (0)207 678 7022

Facsimile:	+44 (0)207 678 6070

BARCLAYS BANK PLC

By: JOHN LOOMES

Address:	5 The North Colonnade
Canary Wharf
London E14 5BB

Contact:	+44 (0)207 773 2360

Facsimile:	+44 (0)207 773 1572

CITIBANK, N.A., LONDON

By: PAUL GIBBS

Address:	Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB

Contact:	+44 (0)207 986 2669

Facsimile:	+44 (0)207 986 4329

THE ROYAL BANK OF SCOTLAND PLC

By: VICTORIA READ

Address:	135 Bishopsgate
London EC2M 3UR

Contact:	+44 (0)207 085 8810

Facsimile:	+44 (0)207 085 8732

The Original Dollar Swingline Lenders

ABN AMRO BANK N.V.

By: KEVIN LOVELL

By: NICHOLAS CLARK

Address:	250 Bishopsgate
London EC2M 4AA

Contact:	+44 (0)207 678 7022

Facsimile:	+44 (0)207 678 6070

BARCLAYS BANK PLC

By: JOHN LOOMES

Address:	c/o Barclays Group Inc.
Client Services Unit as US Dollar Funding Administrator
11th Floor, 222 Broadway
New York, NY 10038
USA

Contact:	+44 (0)207 773 2360

Facsimile:	+44 (0)207 773 1572

CITICORP USA, INC.

By: PAUL GIBBS

Address:	2 Penns Way,
New Castle DE. 19720
USA

Contact:	+1 302 894 6109

Facsimile:	+1 212 994 0847

THE ROYAL BANK OF SCOTLAND PLC

By: VICTORIA READ

Address:	135 Bishopsgate
London EC2M 3UR

Contact:	+44 (0)207 085 8810

Facsimile:	+44 (0)207 085 8732

The Original Euro Swingline Lenders

ABN AMRO BANK N.V.

By: KEVIN LOVELL

By: NICHOLAS CLARK

Address:	250 Bishopsgate
London EC2M 4AA

Contact:	+44 (0)207 678 7022

Facsimile:	+44 (0)207 678 6070

BARCLAYS BANK PLC

By: JOHN LOOMES

Address:	5 The North Colonnade
Canary Wharf
London E14 5BB

Contact:	+44 (0)207 773 2360

Facsimile:	+44 (0)207 773 1572

CITIBANK, N.A., LONDON

By: PAUL GIBBS

Address:	Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB

Contact:	+44 (0)207 986 2669

Facsimile:	+44 (0)207 986 4329

THE ROYAL BANK OF SCOTLAND PLC

By: VICTORIA READ

Address:	135 Bishopsgate
London EC2M 3UR

Contact:	+44 (0)207 085 8810

Facsimile:	+44 (0)207 085 8732

The Facility Agent

BARCLAYS BANK PLC

By: JOHN LOOMES

Address:	5 The North Colonnade
Canary Wharf
London E14 5BB

Contact:	+44 (0)207 773 2360

Facsimile:	+44 (0)207 773 1572

The Dollar Swingline Agent

BARCLAYS BANK PLC

By: JOHN LOOMES

Address:	c/o Barclays Group Inc.
Client Services Unit as US Dollar Funding Administrator
11th Floor, 222 Broadway
New York, NY 10038
USA

Contact:	+44 (0)207 773 2360

Facsimile:	+44 (0)207 773 1572

The Euro Swingline Agent

BARCLAYS BANK PLC

By: JOHN LOOMES

Address:	5 The North Colonnade
Canary Wharf
London E14 5BB

Contact:	+44 (0)207 773 2360

Facsimile:	+44 (0)207 773 1572